Exhibit 2.34

Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act")

As of December 31, 2025, British American Tobacco p.l.c. ("BAT", the "Company", "we", "us" and "our") had the following series of securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
American Depositary Shares (evidenced by American Depositary Receipts) each representing one ordinary share	BTI	New York Stock Exchange
Ordinary shares, nominal value 25 pence per share	BTI	New York Stock Exchange*
4.625% Notes due 2033	BTI33A	New York Stock Exchange
5.350% Notes due 2032	BTI32B	New York Stock Exchange
5.625% Notes due 2035	BTI35	New York Stock Exchange
6.250% Notes due 2055	BTI55	New York Stock Exchange
5.834% Notes due 2031	BTI31A	New York Stock Exchange
6.000% Notes due 2034	BTI34	New York Stock Exchange
5.931% Notes due 2029	BTI29A	New York Stock Exchange
6.343% Notes due 2030	BTI30A	New York Stock Exchange
6.421% Notes due 2033	BTI33	New York Stock Exchange
7.079% Notes due 2043	BTI43	New York Stock Exchange
7.081% Notes due 2053	BTI53	New York Stock Exchange
7.750% Notes due 2032	BTI32A	New York Stock Exchange
4.742% Notes due 2032	BTI32	New York Stock Exchange
5.650% Notes due 2052	BTI52	New York Stock Exchange
4.448% Notes due 2028	BTI28A	New York Stock Exchange
2.259% Notes due 2028	BTI28	New York Stock Exchange
2.726% Notes due 2031	BTI31	New York Stock Exchange
3.734% Notes due 2040	BTI40	New York Stock Exchange
3.984% Notes due 2050	BTI50A	New York Stock Exchange
1.668% Notes due 2026	BTI26A	New York Stock Exchange
4.700% Notes due 2027	BTI27A	New York Stock Exchange
4.906% Notes due 2030	BTI30	New York Stock Exchange
5.282% Notes due 2050	BTI50	New York Stock Exchange
3.215% Notes due 2026	BTI26	New York Stock Exchange
3.462% Notes due 2029	BTI29	New York Stock Exchange
4.758% Notes due 2049	BTI49	New York Stock Exchange
3.557% Notes due 2027	BTI27	New York Stock Exchange
4.390% Notes due 2037	BTI37	New York Stock Exchange
4.540% Notes due 2047	BTI47	New York Stock Exchange

* Listed, not for trading, but only in connection with the listing of the applicable Registrant's American Depositary Shares issued in respect thereof.

BAT is the issuer of the ordinary shares and the ordinary shares represented by the American Depositary Shares, as described below. The rest of the securities registered pursuant to Section 12(b) of the Exchange

Act described herein were issued by either B.A.T. International Finance p.l.c. ("BATIF") or B.A.T Capital Corporation ("BATCAP"), wholly-owned finance subsidiaries of BAT. BAT is a guarantor and co-registrant of the securities issued by each of BATIF and BATCAP described herein.

BAT's ordinary shares and American Depositary Shares are described below under "*Description of BAT Ordinary Shares and American Depositary Shares*". BATIF's 5.931% Notes due 2029, 4.448% Notes due 2028 and 1.668% Notes due 2026 are described below under "*Description of the Notes Issued Under the BATIF Indenture*". BATCAP's 4.625% Notes due 2033, 5.350% Notes due 2032, 5.625% Notes due 2035, 6.250% Notes due 2055, 5.834% Notes due 2031, 6.000% Notes due 2034, 6.343% Notes due 2030, 6.421% Notes due 2033, 7.079% Notes due 2043, 7.081% Notes due 2053, 7.750% Notes due 2032, 4.742% Notes due 2032, 5.650% Notes due 2052, 2.259% Notes due 2028, 2.726% Notes due 2031, 3.734% Notes due 2040, 3.984% Notes due 2050, 4.700% Notes due 2027, 4.906% Notes due 2030, 5.282% Notes due 2050, 3.215% Notes due 2026, 3.462% Notes due 2029 and 4.758% Notes due 2049 are described below under "*Description of the Notes Issued Under the 2019 BATCAP Indenture*". BATCAP's 3.557% Notes due 2027, 4.390% Notes due 2037 and 4.540% Notes due 2047 are described below under "*Description of the Notes Issued Under the 2017 BATCAP Indenture*".

Capital terms used but not defined herein have the meanings given to them in BAT's Annual Report on Form 20-F for the fiscal year ended December 31, 2025. Terms that are defined below retain such definitions solely for purposes of the relevant description of securities.

A. Guarantor Subsidiaries of the Registrant

BATCAP, B.A.T. Netherlands Finance B.V. ("BATNF") and, unless its guarantee is released in accordance with the BATIF Indenture (as defined below), Reynolds American Inc. ("RAI"), each of which is an indirect 100% owned subsidiary of BAT, have fully and unconditionally guaranteed (along with BAT) BATIF's obligations under the following senior unsecured notes issued by BATIF, which is a direct 100% owned subsidiary of BAT, under the BATIF Indenture:

- 5.931% Notes due 2029;
- 4.448% Notes due 2028; and
- 1.668% Notes due 2026.

BATIF, BATNF and, unless its guarantee is released in accordance with the 2019 BATCAP Indenture (as defined below), RAI have fully and unconditionally guaranteed (along with BAT) BATCAP's obligations under the following senior unsecured notes issued by BATCAP, under the 2019 BATCAP Indenture:

- 4.625% Notes due 2033;
- 5.350% Notes due 2032;
- 5.625% Notes due 2035;
- 6.250% Notes due 2055;
- 5.834% Notes due 2031;
- 6.000% Notes due 2034;

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- 6.343% Notes due 2030;
- 6.421% Notes due 2033;
- 7.079% Notes due 2043;
- 7.081% Notes due 2053;
- 7.750% Notes due 2032;
- 4.742% Notes due 2032;
- 5.650% Notes due 2052;
- 2.259% Notes due 2028;
- 2.726% Notes due 2031;
- 3.734% Notes due 2040;
- 3.984% Notes due 2050;
- 4.700% Notes due 2027;
- 4.906% Notes due 2030;
- 5.282% Notes due 2050;
- 3.215% Notes due 2026;
- 3.462% Notes due 2029; and
- 4.758% Notes due 2049.

BATIF, BATNF, British American Tobacco Holdings (The Netherlands) B.V. ("BATHTN"), which is an indirect 100% owned subsidiary of BAT, and, unless its guarantee is released in accordance with the 2017 BATCAP Indenture (as defined below), RAI have fully and unconditionally guaranteed (along with BAT) BATCAP's obligations under the following senior unsecured notes issued by BATCAP, under the 2017 BATCAP Indenture:

- 3.557% Notes due 2027;
- 4.390% Notes due 2037; and
- 4.540% Notes due 2047.

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B. Description of BAT Ordinary Shares and American Depositary Shares

DESCRIPTION OF BAT ORDINARY SHARES

The following is a summary of the material terms of (1) the BAT ordinary shares as set forth in the BAT articles of association; (2) English law insofar as it applies to the BAT ordinary shares; and (3) the BAT articles of association, which were adopted pursuant to a special resolution (as defined below) on April 19, 2023. Please note that this is only a summary, and may not contain all of the relevant information.

BAT Articles of Association

BAT is registered in England and Wales under the UK Companies Act 2006 with company registration number 3407696. BAT's purposes and objects are not restricted.

Share Capital

As at December 31, 2025, the issued and fully paid share capital of BAT was 2,312,454,501 ordinary shares, each with a nominal value of 25 pence. Of this number, 132,988,352 ordinary shares were registered as treasury shares. There are no acquisition rights or obligations in relation to the issue of BAT ordinary shares in the capital of BAT or an undertaking to increase the capital of BAT. There are no convertible securities, exchangeable securities or securities with warrants in BAT.

BAT ordinary shares are fully paid and, accordingly, no further contribution of capital may be required by BAT from the holders of BAT ordinary shares.

Further Issuances of Share Capital and Preemptive Rights

Pursuant to the UK Companies Act 2006, BAT's directors are, with certain exceptions, not permitted to allot any equity securities without express authorization from BAT's shareholders. Further, under the UK Companies Act 2006, BAT may not issue shares for cash (other than pursuant to an employee share scheme) without first making an offer to existing shareholders to allot such shares to them on the same or more favorable terms in proportion to their respective shareholdings, unless this requirement is waived by a special resolution of the shareholders. See "—*Voting Rights*" for an explanation of the requirements for approval of a special resolution.

Subject to receipt of authorization from BAT's shareholders, the directors may issue shares with such rights or restrictions, including shares that are redeemable at the option of BAT or the shareholder, as the directors or BAT by ordinary resolution may determine. In the event that rights and restrictions attaching to shares are determined by the directors or ordinary resolution, as set out in the preceding sentence, those rights and restrictions shall apply, in particular in place of any rights or restrictions that would otherwise apply by virtue of the Companies Act 2006 in the absence of any provisions in the BAT articles of associations, as if those rights and restrictions were set out therein. See "—*Voting Rights*" for an explanation of the requirements for approval of an ordinary resolution.

Throughout this section, references to shares of BAT refer to any shares that may be issued out of the capital of BAT, including BAT ordinary shares.

Changes to the Share Capital

Shareholder approval by ordinary resolution is required for BAT to:

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5 • consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares; • sub-divide its shares, or any of them, into shares of a smaller nominal amount than its existing shares; and • determine that, as between the shares resulting from such a sub-division, any of the shares may have any preference or advantage as compared with the other classes of share. The UK Companies Act 2006 contains the procedural requirements for a reduction of capital. The reduction of capital must be approved by shareholders by special resolution, and must be approved by a court. The decision to approve the reduction is at the court’s discretion, and it will consider whether (a) the reduction is for a discernible purpose, (b) all shareholders are treated equally, (c) the reduction has been properly explained to shareholders and (d) the company’s creditors are safeguarded. Subject to these requirements, BAT may reduce its share capital, its capital redemption reserve and any share premium account in any way. Repurchase of Shares Once approved by BAT shareholders by ordinary resolution and subject to certain procedural requirements of the UK Companies Act 2006, BAT may repurchase its own shares, including any BAT ordinary shares and any redeemable shares that may be issued. Any shares which have been repurchased may be held as treasury shares or, if not so held, must be canceled immediately upon the completion of the purchase, thereby reducing the amount of BAT’s issued share capital. Dividends BAT shareholders may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders but no dividends shall exceed the amount recommended by the directors. No dividend shall be paid other than out of profits available for distribution as specified in the UK Companies Act 2006. The directors may pay interim dividends or dividends payable at a fixed rate, if it appears to them that they are justified by the profits of BAT available for distribution. If the directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non- preferred rights, including the BAT ordinary shares. BAT ordinary shares carry the right to receive dividends and distributions that have been declared by BAT on a pro rata basis but have no other right to share in the profits of BAT and are not entitled to any fixed income. BAT may issue shares that rank prior to the BAT ordinary shares in respect of payment of dividends. BAT shareholders may, at a general meeting declaring a dividend, upon the recommendation of the directors and by ordinary resolution, direct that the payment of all or any part of the dividend be satisfied by the distribution of specific assets and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think fit. The directors may, with the approval of BAT shareholders by ordinary resolution, offer any holders of BAT ordinary shares the right to elect to receive BAT ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the directors) of any dividend. BAT or the directors may fix a date and time as the record date by reference to which persons registered as holders of shares or other securities shall be entitled to receipt of any dividend, distribution, allotment or issue made, 6 and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared. No dividend or other money payable in respect of a share shall bear interest against BAT, unless otherwise provided by the rights attached to the share. Dividends or other distributions paid in respect of BAT ordinary shares do not bear interest. The directors may elect to pay dividends solely by means of electronic transfer, or such other method as the directors deem appropriate and which method may be different for different holders or groups of holders of shares, to an account nominated in writing by the holder of the shares. Amounts due to shareholders who provide no, or invalid, account details may be held in an account in BAT’s name until such shareholders nominate a valid account. BAT may cease sending dividend payments in respect of any shares if: • in respect of at least two consecutive dividends payable on that share, the cheque or warrant has been returned undelivered or remains uncashed by the shareholder, or another method of payment has failed; or • in respect of one dividend payable on that share, the cheque or warrant has been returned undelivered or remains uncashed by the shareholder, or another method of payment has failed, and reasonable inquiries have failed to establish a shareholder’s new address or account; or • a shareholder does not specify an address, or does not specify an account of a type prescribed by the directors, or other details necessary in order to make a payment of a dividend by the means by which the directors have decided in accordance with BAT’s Articles of Association that a payment is to be made, or by which the shareholder has elected to receive payment, and such address or details are necessary in order for BAT to make the relevant payment in accordance with such decision or election. BAT must recommence sending payments for dividends payable on that share if the person(s) entitled so request and have supplied in writing a new address or account to be used for that purpose. Any dividend which has remained unclaimed for 12 years from the date when it became due for payment will be forfeited and cease to remain owing by BAT and BAT will not be obliged to account to, or be liable in any respect to, the recipient or person who would have been entitled to the amount. Voting Rights All BAT ordinary shares have equal voting rights and shareholders, proxies and corporate representatives are entitled to attend and vote at all general meetings of BAT. BAT may issue, subject to the restrictions discussed above under the caption “—Share Capital—Further Issuances of Share Capital and Preemptive Rights” shares with preferential voting rights. This section assumes that all shares have equal voting rights and that no preferential shares are issued. Shareholders do not have cumulative voting rights. Under English law, resolutions to be voted on by shareholders at a general meeting can be either an ordinary resolution, which means that the resolution must be passed by a simple majority of shareholders or holders of a simple majority of the shares (depending on whether the vote is by a show of hands or by a poll) present in person or by proxy and entitled to vote at the general meeting, or a special resolution, which means that the resolution must be passed by a majority of not less than 75% of the shareholders or holders of 75% of the shares (depending on whether the vote is by a show of hands or by a poll) present in 7 person or by proxy and entitled to vote at the general meeting. For a resolution to be regarded as a special resolution, the notice of the general meeting must specify the intention to propose the resolution as a special resolution. A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is validly demanded. A poll on a resolution may be demanded either before a vote on a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared. A poll on a resolution may be demanded by: • the chair of the meeting; • a majority of the directors present at the meeting; • not less than five shareholders having the right to vote at the meeting; • a shareholder or shareholders representing not less than one-tenth of the total voting rights of all the shareholders having the right to vote at the meeting (excluding any voting rights attached to any shares in BAT held as treasury shares); or • a shareholder or shareholders holding shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any shares in BAT conferring a right to vote at the meeting which are held as treasury shares). On a show of hands, every shareholder who is present in person has one vote regardless of the number of shares held by such shareholder. Every proxy duly appointed by one or more shareholders entitled to vote on the resolution and present has one vote, except that if the proxy has been duly appointed by more than one shareholder entitled to vote and is instructed by one or more of those shareholders to vote for the resolution and by one or more others to vote against it, or is instructed by one or more of those shareholders to vote in one way and is given discretion as to how to vote by one or more others (and wishes to use that discretion to vote in the other way) they have one vote for and one vote against the resolution. On a poll every shareholder present in person or by duly appointed proxy has one vote for every share held by the shareholder. A shareholder or their duly appointed proxy entitled to more than one vote need not use all their votes or cast all the votes they use the same way. For the purposes of determining which persons are entitled to attend or vote at a general meeting, BAT may specify in the notice convening the meeting a time, not more than 48 hours before the time fixed for the meeting (not including any part of a day that is not a working day), by which a person must be entered on the register in order to have the right to attend or vote at the meeting. In the case of joint holders, the vote of the joint holder whose name appears first on the register of shareholders in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders. If any shares are issued by BAT that are not fully paid, holders of those shares will not be permitted to vote at any general meeting or at any separate meeting of the holders of that class of shares, either in person or by proxy, unless all amounts presently payable by such holder in respect of that share have been paid. 8 There are no limitations under BAT’s articles of association restricting the right of non-UK resident or foreign owners to hold or vote ordinary shares in BAT. Transfer of the Shares A share in certificated form may be transferred by an instrument of transfer which may be in any usual form or in any other form approved by the directors, executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee. A share in uncertificated form may be transferred by means of the relevant system concerned. The transfer may not be in favor of more than four transferees. In their absolute discretion, the directors may refuse to register the transfer of a share in certificated form which is not fully paid provided that if the share is listed on the Official List of the Financial Conduct Authority such refusal does not prevent dealings in the shares from taking place on an open and proper basis. The directors may also refuse to register a transfer of a share in certificated form (whether fully paid or not) unless the instrument of transfer: • is lodged, duly stamped, at the registered office of BAT or such other place as the directors may appoint and is accompanied by the certificate for the share to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; • is in respect of only one class of share; and • is not in favor of more than four transferees. The directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where BAT is entitled to refuse to register the transfer under the Uncertificated Securities Regulations 2001. If the directors refuse to register a transfer of a share, they shall as soon as practicable and in any event within two months after the date on which the transfer was lodged with BAT (in the case of a transfer of a share in certificated form) or the date on which the operator-instruction was received by BAT (in the case of a transfer of a share in uncertificated form which will be held thereafter in certificated form) send to the transferee notice of the refusal together with reasons for the refusal. The directors shall send to the transferee such further information about the reasons for the refusal to the transferee as the transferee may reasonably request. No fee shall be charged for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share. For uncertificated shares, transfers shall be registered only in accordance with the terms of the Uncertificated Securities Regulations 2001. Distribution of Assets on a Winding-up If BAT is wound up, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the shareholders in specie the whole or any part of the assets of BAT and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as they may

9 with the like sanction determine, but no shareholder shall be compelled to accept any assets upon which there is a liability. Disclosure of Shareholding Ownership There are no provisions in BAT’s articles of association whereby persons acquiring, holding or disposing of a certain percentage of BAT’s ordinary shares are required to make disclosure of their ownership percentage, although there are such requirements under statute and regulation. Untraced Shareholders BAT is entitled to sell (at any time after becoming entitled to do so) any share held by a shareholder, or any share to which a person is entitled by transmission of the title of such share (including in consequence of the death or bankruptcy of the shareholder or otherwise by operation of law) if: • for a period of 12 years, no payment for amounts payable in respect of the share sent and payable in a manner authorized by the articles of association has been cashed or effected and no communication has been received by BAT from the shareholder or person concerned; • during that period at least three cash dividends (whether interim or final) have become payable on the share and no such dividend has been claimed by the shareholder or person concerned; • BAT has at any time after the expiration of that period sent a notice to the registered address or last known address of the shareholder or person concerned of its intention to sell such share and, before sending such notice, BAT has taken such steps as it considers reasonable in the circumstances to trace the shareholder or other person entitled, including engaging, if considered appropriate, in relation to such share, a professional asset reunification company or other tracing agent; and • BAT has not, during the further period of three months following the date of publication of sending of the notice referred to above and prior to the sale of the share received any communication from the member or person concerned. The net proceeds of sale of any shares as described above shall be forfeited and shall belong to BAT and BAT will not be obliged to account to the former shareholder or other person previously entitled to the share, or be liable to such persons in relation to, the proceeds of sale. If BAT sells a share pursuant to the above, any dividend or other money payable in respect of the share outstanding at the time of sale shall be forfeited and BAT shall not be obliged to account to, or be liable in any respect to, the recipient or person who would have been entitled to the amount. If, on three consecutive occasions, notices, documents or information sent or supplied to a shareholder have been returned undelivered, the shareholder shall not be entitled to receive any subsequent notice, document or information until they have supplied to BAT (or its agent) a new registered address, or a postal address within the United Kingdom or the Republic of South Africa, or shall have informed BAT of an electronic address. Variation of Rights If at any time the capital of BAT is divided into different classes of shares, the rights attached to any class may be varied, either while BAT is a going concern or during or in contemplation of a winding up in such manner (if any) as may be provided by those rights (depending on the drafting of those rights, they may 10 be more significant than is required by law) or if there are no such provisions either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class (not including any treasury shares), or with the approval of shareholders by a special resolution passed at a separate meeting of the holders of such shares, but not otherwise. To every such separate meeting the provisions of the articles of association relating to general meetings shall apply, except that the quorum for any such meeting shall be two persons together holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question (excluding treasury shares). At an adjourned meeting, the quorum shall be one person holding shares of the class in question (excluding treasury shares) or their proxy. Unless otherwise expressly provided by the rights attached to any class of shares, those rights shall be deemed not to be varied by the purchase by BAT of any of its own shares or the holding of such shares in treasury. Change of Control and Takeovers BAT is subject to the City Code on Takeovers and Mergers, which governs the conduct of mergers and takeovers in the UK. An English public limited company such as BAT may be acquired in a number of ways, including by means of a scheme of arrangement (as defined below) between the company and its shareholders or by means of a takeover offer. A scheme of arrangement is a statutory procedure under the UK Companies Act 2006 pursuant to which the English courts may approve an arrangement between an English company and some or all of its shareholders. In a scheme of arrangement, the company would make an initial application to the court to convene a meeting or meetings of its shareholders at which a majority in number of shareholders representing 75% of the voting rights of the shareholders present and voting either in person or by proxy at the meeting must agree to the arrangement by which they will sell their shares in exchange for the consideration being offered by the bidder. If the shareholders so agree, the company will return to court to request the court to sanction the arrangement. Upon such a scheme of arrangement becoming effective in accordance with its terms and the UK Companies Act 2006, it will bind the company and such shareholders. A takeover offer is an offer to acquire all of the outstanding shares of a company (other than shares which at the date of the offer are already held by the bidder). Under the City Code on Takeovers and Mergers and in order to compulsorily acquire the shares of dissenting shareholders, the offer must be made on identical terms to all holders of shares to which the offer relates. If the bidder, by virtue of acceptances of the offer, acquires or contracts to acquire not less than 90% in value of the shares to which the offer relates representing not less than 90% of the voting rights owned by the shares, the UK Companies Act 2006 allows the bidder to give notice to any non-accepting shareholder that the bidder intends to acquire his, her or its shares through a compulsory acquisition (also referred to as a squeeze out), and the shares of such nonaccepting shareholders will be acquired by the bidder six weeks later on the same terms as the offer, unless the shareholder objects to the English court and the court enters an order that the bidder is not entitled to acquire the shares or specifying terms of the acquisition different from those of the offer. The UK Companies Act 2006 permits a scheme of arrangement or takeover offer to be made relating only to a particular class or classes of a company’s shares. 11 As BAT is a UK premium listed company, if it were subject to a takeover bid and the takeover were structured as a contractual takeover offer, under the UK Listing Rules a bidder would have to, by virtue of its shareholdings and acceptances of its takeover offer, acquire or agree to acquire shares carrying 75% of the voting rights of BAT before it could cancel BAT’s listing on the Main Market of the LSE. Where the takeover is by way of a scheme of arrangement, the UK Listing Rules do not impose any additional rules as regards shareholder approval or the level of acceptances required before BAT could be delisted, as the scheme procedure provides sufficient protection for shareholders. There are no provisions in BAT’s articles of association that would have the effect of delaying, deferring or preventing a takeover, or change of control, of BAT. Under English law, BAT’s directors have a fiduciary duty to take only those actions that are in the interests of BAT and any anti-takeover devices employed by the directors in the future, if any, must accordingly be in the interests of BAT. However, under the City Code on Takeovers and Mergers, if an acquisition of BAT ordinary shares increases the aggregate holding of an acquirer and persons acting in concert with the acquirer (i.e., persons who, pursuant to an agreement or understanding, cooperate to obtain or consolidate control of a company or to frustrate the successful outcome of an offer for a company) to shares carrying 30% or more of the voting rights in BAT, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Panel on Takeovers and Mergers) to make a cash offer for the outstanding BAT ordinary shares at a price not less than the highest price paid for the BAT ordinary shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by any acquisition of shares by a person holding (together with its concert parties) shares carrying between 30 and 50% of the voting rights in BAT if the effect of such acquisition were to increase that person’s percentage of the voting rights. General Meetings An annual general meeting of shareholders must be held every year within a period of six months of the day following BAT’s financial year end (which is December 31), at such place or places, date and time as may be decided by the directors. Ability to Call General Meetings The directors may call general meetings. If there are not sufficient directors to form a quorum in order to call a general meeting, any director may call a general meeting. If there is no director, any shareholder of BAT may call a general meeting. The directors are required to call a general meeting if requested by shareholders representing at least 5% of the paid-up capital of BAT as carries the right of voting at general meetings (excluding any paid-up capital held as treasury shares). Such meeting must be called within 21 days from the date on which the directors become subject to the requirement, and held on a date not more than 28 days after the date of the notice calling the meeting. A meeting called upon the request of shareholders may only deal with the business stated in the request by shareholders, or as proposed by the directors. If the directors fail to call the general meeting requested by the shareholders, the shareholders who requested the meeting, or any of them representing more than one half of the total voting rights of all of them, may themselves call a general meeting. Such meeting must be called for a date not more than three months after the date on which the directors become subject to the requirement to call a meeting. Any reasonable expenses 12 incurred by the shareholders requesting the meeting by reason of the failure of the directors duly to call a meeting must be reimbursed by the company. Notice of General Meetings Pursuant to the UK Companies Act 2006, an annual general meeting and all other general meetings of BAT must be called by at least 21 clear days’ written notice (the “clear days” rule is set out in section 360 of the UK Companies Act 2006 and excludes the day of the meeting and the day that the notice is given). However, the UK Companies Act 2006 allows for this period of notice for meetings other than annual general meetings to be reduced to 14 clear days’ notice provided that: (1) the company allows its shareholders to make proxy appointments via a website (such as one hosted by its share registrars); and (2) shareholders must pass a special resolution at the annual general meeting every year approving the shortening of the notice period to 14 days. A special resolution enabling BAT to hold general meetings (other than annual general meetings) on 14 clear days’ notice was approved at the last annual general meeting held on April 16, 2025. The notice shall specify the place, the date and the time of meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. Where BAT has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting. Subject to the provisions of the articles of association described above under “—Untraced shareholders” and to any rights or restrictions attached to any shares, notices shall be given to all shareholders, to all persons entitled to a share in consequence of the death or bankruptcy of a shareholder or otherwise by operation of law and to the BAT directors and to the BAT Group’s auditors. Any notice to be given to a shareholder may be given by reference to the register of shareholders as it stands at any time within the period of 21 days before the notice is given; and no change in the register after that time shall invalidate the giving of the notice. A shareholder whose registered address is not within the United Kingdom or the Republic of South Africa shall be entitled to receive any notice, document or information from BAT if they give BAT an address (not being an electronic address) within the United Kingdom or the Republic of South Africa at which notices, documents or information may be sent or if the directors are satisfied that the sending or supplying of such notices, documents or information by BAT to such address outside of the United Kingdom or the Republic of South Africa would not result in BAT breaching any applicable law (whether in the United Kingdom, Republic of South Africa, or elsewhere) or result, directly or indirectly, in BAT being required to comply with additional filing or other regulatory requirements in the United Kingdom, the Republic of South Africa, or any other jurisdiction. Where, by reason of any suspension or curtailment of postal services, BAT is unable effectively to give notice of a general meeting or any meeting of the holders of any class of shares, the directors may decide that the only persons to whom notice of the affected general meeting must be sent are: the directors; BAT’s auditors; those shareholders to whom notice to convene the general meeting can validly be sent by electronic means and those shareholders to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means. In any case, BAT shall also: (a) advertise the general meeting in at least two national newspapers published in the United Kingdom; and (b) if at least seven clear days before the meeting the posting of notices again becomes practicable, send or supply a confirmatory copy of the notice to shareholders who were not sent the notice but would (but for this provision) have been entitled to receive the notice.

13 Quorum No business shall be transacted at any general meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a shareholder or a proxy for a shareholder or a duly authorized representative of the corporation which is a shareholder (including for this purpose two persons who are proxies or corporate representatives of the same shareholder), shall be a quorum. Attendance at General Meetings All shareholders may attend, speak and vote at BAT general meetings (including annual general meetings). A shareholder is entitled to appoint another person as their proxy to exercise all or any of their rights to attend and to speak and vote at a meeting of BAT. The appointment of a proxy shall be deemed also to confer authority to demand or join in demanding a poll. Delivery of an appointment of proxy shall not preclude a shareholder from attending and voting at the meeting or at any adjournment of it. A proxy need not be a shareholder. A shareholder may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by them. An appointment of proxy shall be in writing in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the appointor which in the case of a corporation may be either under its common seal or under the hand of a duly authorized officer or attorney or other person duly authorized for that purpose. Subject to the provisions of the UK Companies Act 2006, any corporation (other than BAT itself) which is a shareholder of BAT may, by resolution of its directors or other governing body, authorize such person(s) to act as its representative(s) at any meeting of BAT, or at any separate meeting of the holders of any class of shares. BAT may require such person(s) to produce a certified copy of the resolution before permitting them to exercise their powers. The directors may (and shall if and to the extent that BAT is required to do so by the UK Companies Act 2006) allow an appointment of proxy to be sent or supplied in electronic form subject to any conditions or limitations as the directors may specify. The directors or the chair of the meeting may direct that any person wishing to attend any general meeting should submit to and comply with such searches or other security arrangements as they or the chair of the meeting consider appropriate in the circumstances. The directors or the chair of the meeting may in their absolute discretion refuse entry to, or eject from, any general meeting any person who refuses to submit to a search or otherwise comply with such security arrangements. The directors or the chair of the meeting may take such action, give such direction or put in place such checks or arrangements as they or the chair of the meeting consider appropriate to secure the health and safety of the people attending the meeting or to promote the orderly conduct of the business of the meeting. Any decision of the chair of the meeting on matters of procedure or matters arising incidentally from the business of the meeting, and any determination by the chair of the meeting as to whether a matter is of such a nature, shall be final. The directors may make arrangements for simultaneous attendance and participation, by electronic means or otherwise, allowing persons not present together at the same place to attend, participate and vote at the meeting by using a satellite meeting place or places, including in particular if the place of meeting specified in the notice of meeting appears to the chair to be inadequate to accommodate all persons entitled and wishing to attend. The arrangements for simultaneous attendance and participation at any place at which persons are participating may include arrangements for controlling or regulating the level of attendance at any particular venue provided that such arrangements shall operate so that all shareholders and proxies wishing to attend the meeting are able to attend at one or other of the venues. 14 DESCRIPTION OF BAT AMERICAN DEPOSITARY SHARES Citibank, N.A. is the depositary bank for the BAT ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB England. BAT has appointed Citibank as depositary bank pursuant to the deposit agreement. A copy of the second amended and restated deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6EF. A copy of the deposit agreement and each amendment thereto may be obtained from the SEC’s website at www.sec.gov. Please refer to Registration Numbers 333-221983, 333-266484 and 333- 291935 when retrieving such copy. The following summarizes the material terms of the BAT ADSs and the material rights of owners of BAT ADSs. This summary does not purport to be complete and may not contain all of the important information about the BAT ADSs. The rights and obligations of an owner of BAT ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of BAT ADSs but that may not be contained in the deposit agreement. Each BAT ADS represents the right to receive, and to exercise the beneficial ownership interests in, one BAT ordinary share that is on deposit with the depositary bank and/or custodian. A BAT ADS also represents the right to receive, and to exercise the beneficial interests in, any other property (including cash) received by the depositary bank or the custodian on behalf of the owners of BAT ADSs but that has not been distributed to the owners of BAT ADSs because of legal restrictions or practical considerations. The BAT ordinary shares deposited with the depositary bank and/or the custodian and any and all other securities, property and cash held by the depositary bank and/or custodian in respect thereof are referred to as the deposited securities. BAT and the depositary bank may agree to change the ADS-to-BAT ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary bank services fees payable by BAT ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited securities for the benefit of the holders (i.e., the persons in whose name the BAT ADSs are registered on the books of the depositary bank) and beneficial owners of BAT ADSs. The deposited securities do not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited securities will under the terms of the deposit agreement be vested in the beneficial owners of the BAT ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited securities represented by the BAT ADSs for the benefit of the holders and beneficial owners of the corresponding BAT ADSs. A beneficial owner of BAT ADSs may or may not be the holder of BAT ADSs. Beneficial owners of BAT ADSs will be able to receive any benefit in, and to exercise beneficial ownership interests in, the deposited securities only through the registered holders of the BAT ADSs, the registered holders of the BAT ADSs (on behalf of the applicable BAT ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding BAT ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement. The depositary bank and BAT may deem and treat the registered holder of an ADS as the absolute owner of such ADS for all purposes and neither the depositary bank nor BAT will have any obligation or be subject to any liability under the deposit agreement or any ADR to any holder or beneficial owner of ADSs unless, in the case of a holder of ADSs, such holder is the registered holder or, in the case of a beneficial owner, such beneficial owner or its representative is the registered holder. 15 Owners of BAT ADSs become party to the deposit agreement and therefore are bound to its terms and to the terms of any ADR that represents such BAT ADSs. The deposit agreement and the ADRs specify the rights and obligations of BAT as well as the rights and obligations of owners of BAT ADSs and those of the depositary bank. BAT ADS holders appoint the depositary bank to act on their behalf in certain circumstances. In addition, applicable laws and regulations may require BAT ADS holders to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. BAT ADS holders are solely responsible for complying with such reporting requirements and obtaining such approvals. None of the depositary bank, the custodian, BAT or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of BAT ADS holders to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations. BAT will not treat an owner of BAT ADSs as one of its shareholders, and BAT ADS holders will not have direct shareholder rights. The depositary bank will hold the shareholder rights attached to the BAT ordinary shares underlying the BAT ADSs. Owners of BAT ADSs will be able to exercise the shareholders rights for the BAT ordinary shares represented by the BAT ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement a BAT ADS owner must arrange for the cancellation of their BAT ADSs and become a direct shareholder of BAT. An owner of BAT ADSs may hold its BAT ADSs either by means of an ADR registered in its name, through a brokerage or safekeeping account, or through an account established by the depositary bank in its name reflecting the registration of uncertificated BAT ADSs directly on the books of the depositary bank (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of BAT ADSs by the depositary bank. Under the direct registration system, ownership of BAT ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the BAT ADSs. The direct registration system includes automated transfers between the depositary bank and the Depositary Trust Company, referred to as DTC. If a BAT ADS holder decides to hold BAT ADSs through a brokerage or safekeeping account, the holder must rely on the procedures of the broker or bank to assert its rights as BAT ADS owner. Banks and brokers typically hold securities such as the BAT ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit a BAT ADS holder’s ability to exercise its rights as an owner of BAT ADSs. All BAT ADSs held through DTC will be registered in the name of a nominee of DTC. The registration of the BAT ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable BAT ordinary shares with the beneficial ownership rights and interests in such BAT ordinary shares being at all times vested with the beneficial owners of the BAT ADSs representing the BAT ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited securities, in each case only on behalf of the holders and beneficial owners of the BAT ADSs representing the deposited securities. Dividends and Distributions Holders of BAT ADSs generally have the right to receive the distributions, including dividends, BAT makes on the deposited securities. Receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of BAT ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of BAT ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses. 16 Distributions of Cash Whenever BAT makes a cash distribution, including any cash dividend, on any deposited securities, it will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. Dollars to be converted into U.S. Dollars and for the distribution of the U.S. Dollars to the holders, subject to the laws and regulations of England and Wales. The conversion into U.S. Dollars will take place only if practicable and if the U.S. Dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of any deposited securities. For further information regarding the conversion of funds into U.S. Dollars, see “—Foreign Currency Conversion”. The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of BAT ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Distributions of BAT Ordinary Shares Whenever BAT makes a free distribution, including any dividend, of BAT ordinary shares on the deposited securities, it will deposit the applicable number of BAT ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new BAT ADSs representing the BAT ordinary shares deposited or modify the ADS-to-BAT ordinary share ratio, in which case each BAT ADS held will represent rights and interests in the additional BAT ordinary shares so deposited. Only whole new BAT ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution. The distribution of new BAT ADSs or the modification of the ADS-to-BAT ordinary share ratio upon a distribution of BAT ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new BAT ordinary shares so distributed. No such distribution of new BAT ADSs will be made if it would violate a law (e.g., the U.S. securities laws). If the depositary bank does not distribute new BAT ADSs as described above, it may sell the BAT ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash. Distributions of Rights Whenever BAT intends to distribute to the holders of BAT ordinary shares rights to subscribe for additional BAT ordinary shares, it will give prior notice to the depositary bank and will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional BAT ADSs to holders. The depositary bank will establish procedures to distribute rights to subscribe for additional BAT ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to

17 make the rights available to holders of BAT ADSs, and if BAT provides all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). BAT ADS holders may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new BAT ADSs upon the exercise of their rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new BAT ordinary shares other than in the form of BAT ADSs. The depositary bank will not distribute the rights to BAT ADS holders if: • BAT does not timely request that the rights be distributed to BAT ADS holders; • BAT requests that the rights not be distributed to BAT ADS holders; • BAT fails to deliver satisfactory documents to the depositary bank; or • it is not reasonably practicable to distribute the rights. The depositary bank, upon consultation with BAT, will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale, net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement, will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse. Elective Distributions Whenever BAT intends to make a distribution, including any dividend, on BAT ordinary shares payable at the election of shareholders either in cash or in additional BAT ordinary shares, it will give prior notice thereof to the depositary bank and will indicate whether it wishes the elective distribution to be made available to BAT ADS holders. In such case, BAT will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable. The depositary bank will make the election available to BAT ADS holders only if it is reasonably practicable and if BAT has provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable BAT ADS holders to elect to receive either cash or additional BAT ADSs, in each case as described in the deposit agreement. If the election is not made available to BAT ADS holders, they will receive either cash or additional BAT ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement. Other Distributions Whenever BAT intends to distribute to the holders of BAT ordinary shares property other than cash, BAT ordinary shares or rights to subscribe for additional BAT ordinary shares, it will notify the depositary bank in advance and will indicate whether it wishes such distribution to be made to BAT ADS holders. If so, BAT will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable. If it is reasonably practicable to distribute such property to BAT ADS holders and if BAT provides to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable. 18 The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received. The depositary bank will not distribute the property to BAT ADS holders and will sell the property if: • BAT does not request that the property be distributed to BAT ADS holders or if BAT requests that the property not be distributed to BAT ADS holders; • BAT does not deliver satisfactory documents to the depositary bank; or • the depositary bank determines that all or a portion of the distribution to BAT ADS holders is not reasonably practicable. The proceeds of such a sale will be distributed to holders as in the case of a cash distribution. Redemption Whenever BAT decides to redeem any of the deposited securities held by the custodian, it will notify the depositary bank in advance. If it is practicable and if BAT provides all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders. The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price for deposited securities. The depositary bank will convert any redemption funds received in a currency other than U.S. Dollars into U.S. Dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their BAT ADSs to the depositary bank. BAT ADS holders may have to pay fees, expenses, taxes and other governmental charges upon the redemption of their BAT ADSs. If less than all BAT ADSs are being redeemed, the BAT ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine. Changes Affecting Deposited Securities The deposited securities represented by BAT ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such deposited securities or a recapitalization, reorganization, merger, consolidation or sale of assets of BAT. If any such change were to occur, BAT ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the deposited securities. In such circumstances, the depositary bank may, with BAT’s approval and if BAT requests, deliver new BAT ADSs, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of existing BAT ADSs for new BAT ADSs and take any other actions that are appropriate to reflect as to the BAT ADSs the change affecting the BAT ordinary shares. If the depositary bank may not lawfully distribute such property, the depositary bank may, with BAT’s approval and if BAT requests, sell such property and distribute the net proceeds as in the case of a cash distribution. Issuance of BAT ADSs upon Deposit of BAT Ordinary Shares 19 The depositary bank may create BAT ADSs on behalf of a BAT ADS holder if it or its broker deposits BAT ordinary shares with the custodian. The depositary bank will deliver these BAT ADSs to the person indicated by the BAT ADS holder only after any applicable issuance fees and any charges and taxes payable for the transfer of the BAT ordinary shares to the custodian are paid. A BAT ADS holder’s ability to deposit BAT ordinary shares and receive BAT ADSs may be limited by United States and England and Wales legal considerations applicable at the time of deposit. The issuance of BAT ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the BAT ordinary shares have been duly transferred to the custodian. The depositary bank will only issue BAT ADSs in whole numbers. When BAT ADS holders make a deposit of BAT ordinary shares, they will be responsible for transferring good and valid title to the depositary bank. As such, they will be deemed to represent and warrant that: • the BAT ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained; • all preemptive (and similar) rights, if any, with respect to such BAT ordinary shares have been validly waived or exercised; • they are duly authorized to deposit the BAT ordinary shares; • the BAT ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the BAT ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and • the BAT ordinary shares presented for deposit have not been stripped of any rights or entitlements. If any of the representations or warranties are incorrect in any way, BAT and the depositary bank may, at the holder’s cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations. Transfer, Combination and Split Up of ADRs ADR holders will be entitled to transfer, combine or split up their ADRs and the BAT ADSs evidenced thereby. For transfers of ADRs, they will have to surrender the ADRs to be transferred to the depositary bank and also must: • ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer; • provide any transfer stamps required by the State of New York or the United States; and • pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement and applicable law, upon the transfer of ADRs. To have ADRs either combined or split up, BAT ADS holders must surrender the ADRs in question to the depositary bank with a request to have them combined or split up, and they must pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement and applicable law, upon a combination or split up of ADRs. 20 The depositary bank may require a holder to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will transfer, combine or split up ADRs and the BAT ADSs evidenced thereby. BAT may restrict transfers of BAT ordinary shares where such transfer might result in ownership of BAT ordinary shares exceeding limits imposed by applicable law or the articles of association of BAT. BAT may also restrict, in such manner as it deems appropriate, transfers of BAT ADSs where such transfer may result in the total number of BAT ordinary shares represented by BAT ADSs owned by a single holder or beneficial owner to exceed any such limits. BAT may, in its sole discretion but subject to applicable law, instruct the depositary bank to take action with respect to the ownership interest of any holder or beneficial owner in excess of such limits, including the imposition of restrictions on the transfer of BAT ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a holder or beneficial owner of the BAT ordinary shares represented by the BAT ADSs held by such holder or beneficial owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the articles of association of BAT. Withdrawal of Deposited Securities upon Cancellation of BAT ADSs Holders will be entitled to present their BAT ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying deposited securities at the custodian’s offices. The ability to withdraw the deposited securities held in respect of the BAT ADSs may be limited by United States and England and Wales legal considerations applicable at the time of withdrawal. In order to withdraw the deposited securities represented by BAT ADSs, holders will be required to pay to the depositary bank the fees for cancellation of BAT ADSs and any charges and taxes payable upon the transfer of the deposited securities. BAT ADS holders assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the BAT ADSs will not have any rights under the deposit agreement. If holders hold BAT ADSs registered in their name, the depositary bank may ask them to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel their BAT ADSs. The withdrawal of the deposited securities represented by BAT ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept BAT ADSs for cancellation that represent a whole number of deposited securities. BAT ADS holders will have the right to withdraw the deposited securities represented by their BAT ADSs at any time except for: • temporary delays that may arise because (1) the transfer books for the BAT ordinary shares or BAT ADSs are closed, or (2) the deposit of BAT ordinary shares in connection with voting at a shareholders’ meeting or a payment of dividends; • obligations to pay fees, taxes and similar charges; and • restrictions imposed because of laws or regulations applicable to BAT ADSs or the withdrawal of the deposited securities. The deposit agreement may not be modified to impair the right to withdraw the securities represented by BAT ADSs except to comply with mandatory provisions of law.

21 Voting Rights Holders generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the BAT ordinary shares represented by their BAT ADSs. For more information on the voting rights of holders of BAT ordinary shares see “Description of BAT Ordinary Shares—Voting Rights”. At BAT’s request, the depositary bank will distribute to BAT ADS holders any notice of shareholders’ meeting (or solicitation of consent or proxy) timely received from BAT together with information explaining how to instruct the depositary bank to exercise the voting rights of the deposited securities. In lieu of distributing such materials, the depositary bank may distribute to holders of BAT ADSs instructions on how to retrieve such materials upon request. If the depositary bank timely receives voting instructions from a holder of BAT ADSs, it will, to the extent practicable and permitted under applicable law, the deposit agreement and the BAT articles of association, endeavor to vote the deposited securities (in person or by proxy) represented by the holder’s BAT ADSs in accordance with such voting instructions as follows: • in the event of voting by show of hands, the depositary bank will vote or cause the custodian to vote all BAT ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of BAT ADSs who provide timely voting instructions; or Deposited securities for which no voting instructions have been received will not be voted. The ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the deposited securities. BAT cannot assure holders that they will receive voting materials in time to enable them to return voting instructions to the depositary bank in a timely manner. • in the event of voting by poll, the depositary bank will vote or cause the custodian to vote the BAT ordinary shares held on deposit in accordance with the voting instructions received from the holders of BAT ADSs giving instructions. Reports The depositary bank will make available for inspection by BAT ADS holders at its principal office any reports and communications, including any proxy soliciting materials, received from BAT which are both (a) received by the depositary bank, the custodian, or the nominee of either of them as the holder of the deposited securities and (b) made generally available to the holders of such deposited securities by BAT. Fees and Charges BAT ADS holders will be required to pay the following fees to the depositary bank under the terms of the deposit agreement: Service Fees • Issuance of BAT ADSs upon deposit of BAT ordinary shares (excluding issuances as a result of distributions of shares described below) Up to U.S. $0.05 per BAT ADS issued(1) • Cancellation of BAT ADSs Up to U.S. $0.05 per BAT ADS surrendered(1) 22 • Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements) Up to U.S. $0.05 per BAT ADS held(2) • Distribution of BAT ADSs pursuant to (1) stock dividends or other free stock distributions, or (2) exercise of rights to purchase additional BAT ADSs Up to U.S. $0.05 per BAT ADS held • Depositary bank services Up to U.S. $0.05 per BAT ADS held (1) Under the terms of a separate agreement between BAT and the depositary bank, the depositary bank has agreed to waive the fees that would otherwise be payable in connection with the issuance of BAT ADSs upon deposit of BAT ordinary shares and the cancellation of BAT ADSs and corresponding withdrawal of BAT ordinary shares, in each case by BAT or any of its affiliates, officers, directors or employees. The terms of this separate agreement may be amended at any time by BAT and the depositary bank. (2) While under the deposit agreement cash dividends paid in respect of BAT ADSs are subject to a fee of up to $0.05 per BAT ADS payable to the depositary bank, under the terms of the separate agreement between BAT and the depositary bank referred to above, such dividends are instead subject to a fee of up to $0.04 per BAT ADS per year (a fee of $0.01 per dividend based on the current distribution of four quarterly cash dividends per year). Under such separate agreement, this dividend fee may not be varied by the depositary bank without the consent of BAT. BAT ADS holders will also be responsible to pay certain charges such as: • taxes (including applicable interest and penalties) and other governmental charges; • the registration fees as may from time to time be in effect for the registration of BAT ordinary shares or other deposited securities on the share register and applicable to transfers of BAT ordinary shares or other deposited securities to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively; • certain cable, telex and facsimile transmission and delivery expenses; • the expenses and charges incurred by the depositary bank in the conversion of foreign currency; • the fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to BAT ordinary shares, or other deposited securities, BAT ADSs and ADRs; and • the fees and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the servicing or delivery of deposited securities. ADS fees and charges payable upon (1) the issuance of BAT ADSs, and (2) the cancellation of BAT ADSs are charged to the person to whom the BAT ADSs are issued (in the case of BAT ADS issuances) and to the person whose BAT ADSs are canceled (in the case of BAT ADS cancellations). In the case of BAT ADSs issued by the depositary bank into DTC, the BAT ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC 23 participant(s) receiving the BAT ADSs being issued or the DTC participant(s) holding the BAT ADSs being canceled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the depositary bank services fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (1) distributions other than cash and (2) the depositary bank services fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of BAT ADSs. For BAT ADSs held through DTC, the ADS fees and charges for distributions other than cash and the depositary bank services fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold BAT ADSs. In the event of refusal to pay the depositary bank’s fees and charges, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank’s fees and charges from any distribution to be made to the BAT ADS holder. Note that the fees and charges holders may be required to pay may vary over time and may be changed by BAT and by the depositary bank (as described in “—Amendments and Termination” below). Prior notice of such changes will be provided. The depositary bank may reimburse BAT for certain expenses incurred by it in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as BAT and the depositary bank agree from time to time. Amendments and Termination BAT may agree with the depositary bank to modify the deposit agreement at any time without consent of BAT ADS holders. BAT must give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. BAT will not consider to be materially prejudicial to holders’ substantial rights any modifications or supplements that are reasonably necessary for the BAT ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges they are required to pay. In addition, BAT may not be able to provide holders with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law. BAT ADS holders will be bound by the modifications to the deposit agreement if they continue to hold their ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent holders from withdrawing the deposited securities represented by their BAT ADSs (except as permitted by law). BAT has the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, BAT ADS holders’ rights under the deposit agreement will be unaffected. After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until a holder requests the cancellation of BAT ADSs) and may sell deposited securities. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of BAT ADSs in a non-interest bearing account. At that point, the depositary 24 bank will have no further obligations to holders other than to account for the funds then held for the holders of BAT ADSs still outstanding (after deduction of applicable fees, taxes and expenses). Books of Depositary The depositary bank will maintain BAT ADS holder records at its depositary office. BAT ADS holders may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the BAT ADSs and the deposit agreement. The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of BAT ADSs. These facilities may be closed from time to time, to the extent not prohibited by law. Limitations on Obligations and Liabilities The deposit agreement limits the obligations of BAT and the depositary bank’s obligations to BAT ADS holders. In particular: • BAT and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement and to do so without negligence or bad faith; • the depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement; • the depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on BAT’s behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in BAT ordinary shares, for the validity or worth of the BAT ordinary shares, for any tax consequences that result from the ownership of BAT ADSs, for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any notices from BAT or for BAT’s failure to give notice; • BAT and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement; • BAT and the depositary bank disclaim any liability if BAT or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of the BAT articles of association, or any provision of or governing the deposited securities, or by reason of any act of God or war or other circumstances beyond their control; • BAT and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in the BAT articles of association or in any provisions of or governing deposited securities; • BAT and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting

25 ordinary shares for deposit, any holder of BAT ADSs or authorized representatives thereof, or any other person believed by either BAT or the depositary bank in good faith to be competent to give such advice or information; • BAT and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of deposited securities but is not, under the terms of the deposit agreement, made available to BAT ADS holders; • BAT and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties; • BAT and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement; and • no disclaimer of any Securities Act liability is intended by any provision of the deposit agreement. Taxes BAT ADS holders are responsible for the taxes and other governmental charges payable on the BAT ADSs and other deposited securities represented by the BAT ADSs. BAT, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. Holders will be liable for any deficiency if the sale proceeds do not cover the taxes that are due. The depositary bank may refuse to issue BAT ADSs, to deliver, transfer, split and combine ADRs or to release deposited securities until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on behalf of a BAT ADS holder. However, holders may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. BAT ADS holders are required to indemnify BAT, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for them. Foreign Currency Conversion The depositary bank will arrange for the conversion of all foreign currency received into U.S. Dollars if such conversion is practical, and it will distribute the U.S. Dollars in accordance with the terms of the deposit agreement. BAT ADS holders may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements. If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion: • convert the foreign currency to the extent practical and lawful and distribute the U.S. Dollars to the holders for whom the conversion and distribution is lawful and practical; 26 • distribute the foreign currency to holders for whom the distribution is lawful and practical; or • hold the foreign currency (without liability for interest) for the applicable holders. Governing Law The deposit agreement and the ADRs are governed by the laws of the State of New York. The rights of holders of BAT ordinary shares (including BAT ordinary shares represented by BAT ADSs) are governed by the laws of England and Wales and the BAT articles of association. For further information regarding the material terms of the BAT ordinary shares, see “Description of BAT Ordinary Shares”. C. Description of the Notes Issued Under the BATIF Indenture The following is a summary of the material provisions of the BATIF Indenture (as described below), the applicable supplemental indenture and the BATIF Notes. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the BATIF Indenture, the applicable supplemental indenture or under “—Certain Definitions”. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the BATIF Indenture, the applicable supplemental indenture and those terms made a part of the BATIF Indenture and/or applicable supplemental indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). GENERAL The 5.931% Notes due 2029 (the “2029 5.931% Notes”), the 4.448% Notes due 2028 (the “2028 4.448% Notes”) and the 1.668% Notes due 2026 (the “2026 1.668% Notes” and, together with the 2029 5.931% Notes and the 2028 4.448% Notes, the “BATIF Notes”) were issued by B.A.T. International Finance p.l.c. (“BATIF” or the “Issuer”). The 2029 5.931% Notes will mature on February 2, 2029. The 2028 4.448% Notes will mature on March 16, 2028. The 2026 1.668% Notes will mature on March 25, 2026. The BATIF Notes were issued in registered form and treated as three separate series of debt securities and were each issued under a supplemental indenture to the indenture dated as of September 25, 2020 (as amended or supplemented from time to time, the “BATIF Indenture”) by and among BATIF, as Issuer, British American Tobacco p.l.c. (“BAT” or the “Parent”), B.A.T Capital Corporation (“BATCAP”), B.A.T. Netherlands Finance B.V. (“BATNF”) and, unless its guarantee is released in accordance with the BATIF Indenture, Reynolds American Inc. (“RAI”), each as a guarantor, Citibank, N.A., as trustee (the “Trustee”), authentication agent, registrar, transfer agent, calculation agent and initial paying agent (in such several capacities under the BATIF Indenture, the “Authentication Agent”, “Registrar”, “Transfer Agent”, “Calculation Agent” and “Paying Agent”, respectively). Each guarantee in respect of the BATIF Notes is referred to herein as a “Guarantee” and each entity that provides a Guarantee is referred to herein as a “Guarantor”. In this “Description of the Notes Issued Under the BATIF Indenture”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of BATIF Notes, and not to a beneficial owner of a book-entry interest in any BATIF Notes. 27 PRINCIPAL, MATURITY AND INTEREST The obligations of the Issuer under the BATIF Notes and BATIF Indenture are fully and unconditionally guaranteed on a joint and several, and senior and unsecured basis by each of the Parent, BATCAP, BATNF and, unless its guarantee is released in accordance with the BATIF Indenture, RAI. The BATIF Notes were issued in the following aggregate principal amounts, with outstanding aggregate principal amounts as of December 31, 2025 and maturity dates as follows: 1 Series of BATIF Notes Initial aggregate principal amount Outstanding aggregate principal amount Maturity date 2029 5.931% Notes $1,000,000,000 $1,000,000,000 February 2, 2029 2028 4.448% Notes $1,000,000,000 $1,000,000,000 March 16, 2028 2026 1.668% Notes $1,500,000,000 $1,500,000,000 March 25, 2026 Interest The BATIF Notes bear interest per annum as follows: Series of BATIF Notes Interest rate per annum 2029 5.931% Notes 5.931% 2028 4.448% Notes 4.448% 2026 1.668% Notes 1.668% The BATIF Notes will bear interest from the date of the initial issuance of such BATIF Notes or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrear on each series’ respective Interest Payment Dates (as defined in the table below) of each year, commencing on each series’ respective Initial Interest Payment Date (as defined in the table below) until each series’ respective maturity date, unless previously purchased and cancelled or redeemed by the Issuer, to the person in whose name any such BATIF Note is registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”) notwithstanding any transfer or exchange of such BATIF Notes subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, and the applicable grace period shall have expired, such defaulted interest may at the option of the Issuer be paid to the persons in whose names such outstanding BATIF Notes are registered at the close of business on a subsequent Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Issuer to the holders of such BATIF Notes, not less than 15 days preceding such subsequent Record Date. Series of BATIF Notes Interest Payment Dates Initial Interest Payment Date 2029 5.931% Notes February 2 and August 2 February 2, 2024 2028 4.448% Notes March 16 and September 16 September 16, 2022 2026 1.668% Notes March 25 and September 25 March 25, 2021 28 Interest is computed on the basis of a 360-day year consisting of twelve 30-day months, or in the case of an incomplete month, the number of days elapsed. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith. A “Business Day” refers to any day which is not, in London or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close. Form and Denomination The BATIF Notes were issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and were issued initially as global notes representing the BATIF Notes (collectively, the “BATIF Global Notes”). The BATIF Global Notes were (i) registered in the name of the Depositary or the nominee of such Depositary, in each case for the credit to an account of a member of, or direct or indirect participant in, the Depositary; and (ii) delivered to Citibank, N.A. as custodian for such Depositary. Further Issues The aggregate principal amount of notes (including the BATIF Notes) issuable under the BATIF Indenture (the “Notes”) is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the BATIF Notes, issue Notes of a new series or “reopen” any series of the Notes (including the BATIF Notes) and create and issue additional notes having substantially identical terms and conditions as the then-outstanding Notes of a series (including the BATIF Notes) (or in all respects except as to issue date, issue price and the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an officer’s certificate or any supplemental indenture relating thereto) so that the additional Notes are consolidated and form a single series of Notes with the outstanding Notes of such series, as the case may be; provided that if the additional Notes are not fungible with the outstanding Notes of the relevant series for United States Federal income tax purposes, the additional Notes will have separate CUSIPs, ISINs, or other identifying numbers. Status of the BATIF Notes and Guarantees The BATIF Notes are unsecured and unsubordinated obligations of the Issuer and rank pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the Issuer (except those obligations preferred by statute or operation of law). Each Guarantor fully and unconditionally guarantees, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the BATIF Notes (and the payment of additional amounts described under “—Additional Amounts” below) and other obligations under the BATIF Indenture when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each Guarantee is an unsecured and unsubordinated obligation of the respective Guarantor and rank pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such Guarantor (except those obligations preferred by statute or operation of law). The Issuer and each Guarantor are subject to a negative pledge with respect to certain types of indebtedness, which are discussed below under “—Covenants of the Issuer and the Guarantors—Negative Pledge”.

29 Guarantees Release The BATIF Indenture and the applicable supplemental indenture provide that, without the consent of the Trustee or the Noteholders, any Guarantor that is a subsidiary of the Parent (a “Subsidiary Guarantor”), other than BATCAP and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes (including the BATIF Notes) issued pursuant to the BATIF Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its Guarantee of the Notes (including the BATIF Notes), (C) any debt that is being refinanced at substantially the same time that the Guarantee of the Notes (including the BATIF Notes) is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among the Parent and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of the Parent. As of the date of this summary, RAI is the only Subsidiary Guarantor to which the above provision is relevant. Under the EMTN Programme, a Subsidiary Guarantor’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which the Subsidiary Guarantor is an obligor does not exceed 10% of the outstanding long-term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements, as evidenced by a certificate to such effect addressed to the trustee under the EMTN Programme and signed by a director of BAT. Additional Amounts The Issuer or, if applicable, each Guarantor will make payments of, or in respect of, principal, premium (if any) and interest on the BATIF Notes, or any payment pursuant to the applicable Guarantee, as the case may be, without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom, The Netherlands (in the case of a payment by BATNF) or the United States (in the case of a payment by BATCAP or RAI), including in each case any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. If the Issuer or, if applicable, any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, the Issuer or, if applicable, such Guarantor will pay to the Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that amounts with respect to any United States Tax shall be payable only to Holders that are not United States persons (within the meaning of the Code) and provided further, that neither the Issuer nor such Guarantor shall be required to pay any Additional Amounts for or on account of: 30 (a) any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business, maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Guarantee, as the case may be; (b) any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period; (c) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; (d) any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee; (e) any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Note or Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes; (f) any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been considered a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions); (g) any Taxes imposed on interest received by a 10-percent shareholder of the Issuer or any Guarantor within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code (or any amended or successor provisions); (h) any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions); (i) any Taxes imposed pursuant to Section 871(h)(6) or Section 881(c)(6) of the Code (or any amended or successor provisions); 31 (j) any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been a personal holding company, passive foreign investment company or controlled foreign corporation for U.S. Federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. Federal income tax; (k) any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof (“FATCA Withholding”); (l) any Taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or (m) any combination of the Taxes described in clauses (a) through (l) above. In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any BATIF Note or any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable BATIF Note or Guarantee. Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any BATIF Note, or any payment pursuant to a Guarantee, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. Redemption The BATIF Notes are subject to optional redemption by the Issuer as described below under “—Optional Redemption”. The BATIF Notes are subject to optional redemption by the Issuer in the event of certain changes in tax laws applicable to payments in respect of the BATIF Notes as described below under “— Redemption for Tax Reasons”. Optional Redemption of the 2029 5.931% Notes and the 2028 4.448% Notes (the “post-2021 BATIF Notes”) The Issuer may redeem the post-2021 BATIF Notes, in whole or in part, at the Issuer’s option, at any time and from time to time before the applicable Par Call Date (as defined below), at a redemption price equal to the greater of (x) 100% of the principal amount of the series of post-2021 BATIF Notes to be redeemed and (y) the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus, in the case of each respective series of post-2021 BATIF Notes as follows: 2029 5.931% Notes 30 basis points 2028 4.448% Notes 40 basis points 32 together with, in each case, accrued and unpaid interest on the principal amount of the post-2021 BATIF Notes to be redeemed to, but excluding, the Redemption Date. If the Issuer elects to redeem a series of post-2021 BATIF Notes on or after the applicable Par Call Date, the Issuer will pay an amount equal to 100% of the principal amount of the post-2021 BATIF Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. In connection with such optional redemption the following defined terms apply: • Par Call Date means (i) January 2, 2029 with respect to any 2029 5.931% Notes (one month prior to the maturity date of the 2029 5.931% Notes) and (ii) February 16, 2028 with respect to any 2028 4.448% Notes (one month prior to the maturity date of the 2028 4.448% Notes). • Remaining Scheduled Payments means, with respect to each post-2021 BATIF Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the relevant Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such post-2021 BATIF Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, that Redemption Date. • Treasury Rate means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs: (1) The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date. (2) If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury

33 security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Notice of any optional redemption will be given in accordance with the BATIF Indenture (as supplemented by the supplemental indentures pursuant to which the post-2021 BATIF Notes were issued) at least 10 days but not more than 60 days before the Redemption Date to each holder of the post-2021 BATIF Notes to be redeemed. Any redemption may, at the Issuer’s sole discretion, be subject to the satisfaction of one or more conditions precedent. In the event of a conditional redemption, the notice of conditional redemption shall reflect and specify the conditions to the redemption. Once the notice of redemption is delivered, post-2021 BATIF Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date. If less than all the post-2021 BATIF Notes of a series are to be redeemed, in the case of a redemption at the Issuer’s option as discussed in this section, the post-2021 BATIF Notes to be redeemed shall be selected in accordance with applicable procedures of DTC. Upon presentation of any post-2021 BATIF Note redeemed in part only, the Issuer will execute and upon receipt of a written direction from the Issuer, the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new post-2021 BATIF Note of authorized denominations in principal amount equal to the unredeemed portion of the post-2021 BATIF Note so presented. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Optional Redemption of the 2026 1.668% Notes The Issuer may redeem the 2026 1.668% Notes, in whole or in part, at the Issuer’s option, at any time and from time to time before the Par Call Date (as defined below), at a redemption price equal to the greater of (x) 100% of the principal amount of the 2026 1.668% Notes to be redeemed and (y) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus 25 basis points, together with accrued and unpaid interest on the principal amount of the 2026 1.668% Notes to be redeemed to, but excluding, the Redemption Date. 34 If the Issuer elects to redeem a series of the 2026 1.668% Notes on or after the Par Call Date, the Issuer will pay an amount equal to 100% of the principal amount of the 2026 1.668% Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In connection with such optional redemption the following defined terms apply: • Comparable Treasury Issue means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2026 1.668% Notes to the Par Call Date. • Comparable Treasury Price means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the 2026 1.668% Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. • Independent Investment Banker means one of the Reference Treasury Dealers (as defined below) appointed by the Issuer to act as the “Independent Investment Banker”. • Par Call Date means February 25, 2026 (one month prior to the maturity date of the 2026 1.668% Notes). • Reference Treasury Dealer means each of BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, NatWest Markets Securities Inc., SG Americas Securities, LLC and Wells Fargo Securities, LLC and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer. • Reference Treasury Dealer Quotation means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day immediately preceding that Redemption Date. • Remaining Scheduled Payments means, with respect to each BATIF Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such 2026 1.668% Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date. • Treasury Rate means, with respect to any Redemption Date, the rate per annum equal to the semi- annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the 35 Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. Notice of any optional redemption will be given in accordance with the BATIF Indenture at least 10 days but not more than 30 days before the Redemption Date to each holder of the 2026 1.668% Notes to be redeemed. Any redemption may, at the Issuer’s sole discretion, be subject to the satisfaction of one or more conditions precedent. In the event of a conditional redemption, the notice of conditional redemption shall reflect and specify the conditions to the redemption. Once the notice of redemption is delivered, 2026 1.668% Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date. If less than all the 2026 1.668% Notes are to be redeemed, in the case of a redemption at the Issuer’s option as discussed in this section, the 2026 1.668% Notes to be redeemed shall be selected in accordance with applicable procedures of DTC. Upon presentation of any 2026 1.668% Note redeemed in part only, the Issuer will execute and upon receipt of a written direction from the Issuer, the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new 2026 1.668% Note of authorized denominations in principal amount equal to the unredeemed portion of the 2026 1.668% Note so presented. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Trustee and any agent shall be entitled to rely on such calculation. Redemption for Tax Reasons Each series of Notes (including the BATIF Notes) is also redeemable by the Issuer, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest (including any Additional Amounts) to the applicable date fixed for such redemption pursuant to the terms of the BATIF Indenture or such series of Notes (the “Redemption Date”) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below): (i) the Issuer or any Guarantor, in accordance with the terms of the applicable Notes or applicable Guarantee, has, or would, become obligated to pay any Additional Amounts to the Holders of the Notes of that series; (ii) in the case of any Guarantor, (A) the Parent would be unable, for reasons outside its control, to procure payment by the Issuer or any other Guarantor or (B) the procuring of such payment by the Issuer and each such other Guarantor would be subject to withholding Taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent or the Issuer, taking reasonable measures available to it. In such case, the Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in “ —Notice” below, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided that (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due; and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer’s right to redeem the applicable Notes shall continue as long as the Issuer or any Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee: (i) an officer’s certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing, selected by the Issuer or any Guarantor, as applicable, with respect to tax matters of 36 the Relevant Taxing Jurisdiction to the effect that the Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law. For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the first date of issuance of Notes of such series; or (ii) if the Issuer or any Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases its assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to the Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction. General On or before any Redemption Date (as defined above), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the BATIF Notes to be redeemed on such date. On and after any Redemption Date, interest will cease to accrue on the BATIF Notes or any portion thereof called for redemption. Maturity Unless previously purchased or redeemed by the Issuer, and cancelled, the principal amount of each respective series of BATIF Notes shall mature on Series of BATIF Notes Maturity date 2029 5.931% Notes February 2, 2029 2028 4.448% Notes March 16, 2028 2026 1.668% Notes March 25, 2026 in an amount equal, in each case, to their principal amount, with accrued and unpaid interest to, but excluding, such date.

37 Covenants of the Issuer and the Guarantors Reacquisition There is no restriction on the ability of the Issuer to purchase or repurchase Notes (including the BATIF Notes), provided, that any Notes so repurchased shall be cancelled and not reissued. Sinking Fund There is no provision for a sinking fund for any of the Notes (including the BATIF Notes). Certain Definitions Set forth below is a summary of certain of the defined terms used in the BATIF Notes, the BATIF Indenture and the applicable supplemental indenture. You should refer to the BATIF Notes, the BATIF Indenture and applicable supplemental indenture for the full definition of all defined terms as well as any other terms used herein for which no definition is provided. “Dollar” or “$” means United States Dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts. “EMTN Programme” means the Euro Medium Term Note Programme to which BATCAP, BATIF and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time. “Original Issue Discount Note” means any Note that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and Treasury Regulations promulgated thereunder and any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes. “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. “Quoted Borrowing” means any indebtedness which: (i) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (ii) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is sold or subscribed by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (iii) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world. Covenants of the Issuer and the Guarantors Negative Pledge The BATIF Indenture provides that so long as any of the Notes (including the BATIF Notes) remains outstanding, neither the Issuer nor any Guarantor will secure or allow to be secured any Quoted 38 Borrowing issued by the Issuer or any Guarantor or any payment under any guarantee by any of them of any such Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the holders of the Notes than the security given as aforesaid or which shall be approved by consent of the holders of not less than 75% in aggregate principal amount of the Notes at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of the Notes. Limitation on Mergers, Consolidations, Amalgamations and Combinations Under the BATIF Indenture, so long as any of the Notes (including the BATIF Notes) remains outstanding thereunder, neither the Issuer nor any Guarantor may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of the Issuer, any successor person assumes the Issuer’s obligations on the Notes (including the BATIF Notes) and under the BATIF Indenture and, in the case of any Guarantor, any successor person assumes such Guarantor’s obligations on the Guarantee and under the BATIF Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States or any State thereof, the United Kingdom, The Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the Notes (including the BATIF Notes) or Guarantees (as applicable) imposed by the jurisdiction (other than the United States, unless otherwise required by clause (i) of this paragraph) in which such successor person is incorporated or otherwise a resident for tax purposes subject to the exceptions described under “—Additional Amounts” (for the avoidance of doubt, solely to the extent such successor person is the Issuer, changes will be made to the BATIF Indenture as are necessary to obligate the Issuer to pay such Additional Amount); and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or any Guarantor which would not be permitted by the Notes of a series or under the BATIF Indenture, the Issuer or any Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes of such series equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby. The limitation on mergers, consolidations, amalgamations and combinations described in this section “— Limitation on Mergers, Consolidations, Amalgamations and Combinations” shall not apply to any consolidation, merger, amalgamation or combination in which the Issuer or any Guarantor is the surviving corporation except that, in such case, the provisions of (ii) and (v) above shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or any Guarantor which would not be permitted by the Notes or under the BATIF Indenture, the Issuer or any Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby. 39 The BATIF Indenture does not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or any Guarantor except as provided above. Upon certain mergers or consolidations involving the Issuer or any Guarantor, or upon certain sales or conveyances of all or substantially all of the assets of the Issuer or any Guarantor, the obligations of the Issuer or such Guarantor, under the applicable Notes or the applicable Guarantee, shall be assumed by the person formed by such merger or consolidation or which shall have acquired such assets and upon such assumptions such person shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and then the Issuer or such Guarantor will (except in the case of a lease) be relieved of all obligations and covenants under the BATIF Indenture, the Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the BATIF Indenture, also refer to any such successors or assigns so substituted. Although there is a limited body of case law interpreting the phrase “entirety or substantially as an entirety”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “entirety or substantially as an entirety” of the Issuer’s assets and its subsidiaries taken as a whole. Events of Default Each of the following events shall be an “Event of Default” with respect to any series of the Notes (including the BATIF Notes): (i) Non-Payment: default is made in the payment of: (a) any installment of interest (excluding Additional Amounts) upon any applicable Note as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days or more; (b) applicable Additional Amounts as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days; or (c) all or any part of the principal or premium, if any, of any applicable Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and there is a continuance of such default for a period of three days; (ii) Breach of Other Obligations: the Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the applicable Notes or the BATIF Indenture (other than those described in paragraph (i) above) which is not remedied within 30 days (unless a longer period is specified in the BATIF Indenture) after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Notes; (iii) Cross-Default: (a) any other present or future indebtedness for borrowed money of the Issuer or any Guarantor, other than the Notes issued by the Issuer, becomes due and payable prior to its stated maturity by reason of any default or event of default in respect thereof by the Issuer or any Guarantor and remains unpaid; or (b) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (c) the Issuer or any Guarantor fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed 40 money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in clauses (a), (b) and (c) of this paragraph (iii) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25% of the Total Equity of the Parent, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of the Parent and its subsidiaries in the Parent’s most recent annual report; (iv) Cessation of Guarantees: any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the BATIF Indenture, including as described above under “—Guarantees—Release”) or any Guarantor denies or disaffirms in writing its obligations under the BATIF Indenture or Guarantee; (v) Enforcement Proceedings: a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the Issuer or any Guarantor which is substantial in relation to the BAT Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment; (vi) Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable against all or substantially all of the assets of the Issuer or any Guarantor, and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) and is not discharged within 45 days; (vii) Insolvency: the Issuer or any Guarantor is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Section 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the Issuer; (viii) Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any Guarantor, or the Issuer or any Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or (ix) Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (vii) and (viii).

41 The BATIF Indenture provides that if an Event of Default occurs and is continuing with respect to the Notes of any series then outstanding, then and in each and every such case (other than certain Events of Default specified in paragraphs (vii), (viii) and (ix) above with respect to the Issuer or any Guarantor), unless the principal of all the Notes of such series shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes of such affected series then outstanding, by notice in writing to the Issuer, each Guarantor and the Trustee, may declare the entire principal amount of all Notes of such series and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any holder. If certain Events of Default described in paragraph (vii), (viii) or (ix) above occur with respect to the Issuer or any Guarantor and are continuing with respect to a series of Notes, the principal amount of and accrued and unpaid interest on all the Notes of such series issued pursuant to the BATIF Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series, by written notice to the Issuer, each Guarantor and the Trustee, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon. The holders of a majority in aggregate principal amount of any series of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, subject to certain limitations to be specified in the BATIF Indenture, including providing to the Trustee indemnity satisfactory to it. An Event of Default with respect to any series of Notes would not necessarily constitute an event of default with respect to the other series of Notes. The BATIF Indenture provides that notwithstanding the foregoing provisions described under “—Events of Default”, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Note is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the Issuer or any Guarantor for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or such Guarantor (each, a “Conversion Event”), the Issuer and the Guarantor will be entitled to satisfy its obligations to Holders of the Notes by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Issuer or the Guarantor making such payment, as the case may be, based on the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under the BATIF Indenture. Promptly after the occurrence of a Conversion Event, the Issuer or the relevant Guarantor shall give written notice thereof to the Trustee and to the Paying Agent; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in the BATIF Indenture to the Holders of the relevant series of Notes. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Issuer or the Guarantor making such payment, as the case may be, shall give notice in the manner provided in the BATIF Indenture to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments. No holder of the Notes of a series will have any right to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the BATIF Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy 42 under the BATIF Indenture (except suits for the enforcement of payment of overdue principal or interest) unless (1) the holder of a Note gives to the Trustee written notice of a continuing Event of Default, (2) the holders of at least 25% in principal amount of the outstanding Notes of such series have made a written request to the Trustee to institute such proceeding as Trustee, (3) the holder or holders of Notes offer, and if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and (5) during such 60-day period the holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with the request. The holder of a Note may not use the BATIF Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders). Satisfaction and Discharge The BATIF Indenture provides that BAT may, subject to satisfying certain conditions, discharge certain obligations to the holders of Notes of any series of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee or Paying Agent, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the BATIF Indenture have been complied with. Legal Defeasance and Covenant Defeasance The BATIF Indenture provides that the Issuer will have the option either (a) to be deemed (together with each Guarantor) to have paid and discharged the entire indebtedness represented by, and obligations under, a series of Notes and the applicable Guarantees and to have satisfied all the obligations under the BATIF Indenture relating to the series of Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) to cease (together with each Guarantor) to be under any obligation to comply with the covenants described above under “ —Covenants of the Issuer and the Guarantors—Negative Pledge”, “—Covenants of the Issuer and the Guarantors—Limitation on Mergers, Consolidations, Amalgamations and Combinations”, and non-compliance with such covenants and the occurrence of all events described above under “—Events of Default” will not give rise to any Event of Default under the BATIF Indenture, at any time after the applicable conditions described below have been satisfied. In order to exercise either defeasance option, the Issuer must (i) deposit with the Trustee, irrevocably in money or Government Obligations (as defined in the BATIF Indenture), funds sufficient in the opinion of a certified public accounting firm of national reputation for the payment of principal of and interest on the applicable outstanding Notes of any series to and including the Redemption Date irrevocably designated by the Issuer on or prior to the date of deposit of such money or Government Obligations, and must (ii) comply with certain other conditions, including delivering to the Trustee an opinion of U.S. counsel to the effect that beneficial owners of the applicable Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of the exercise of such option and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of clause (a) in the previous 43 paragraph, which opinion must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change in the applicable U.S. Federal income tax laws after the date of issuance of the relevant Notes. Modification and Waiver Without Consent of Noteholders The BATIF Indenture contains provisions permitting the Issuer, the Guarantors and the Trustee, without the consent of the holders of any of the applicable Notes at any time outstanding, from time to time and at any time, to enter into a supplemental indenture amending or supplementing such BATIF Indenture, the Notes or the Guarantees in order to: • convey, transfer, assign, mortgage or pledge to the holders of the applicable Notes or any person acting on their behalf as security for the applicable Notes any property or assets; • evidence the succession of another person to the Issuer or any Guarantor, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or any Guarantor, as the case may be, pursuant to the BATIF Indenture; • evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable; • add to the covenants of, or the restrictions, conditions or provisions applicable to, the Issuer and any Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer and any Guarantor, as the case may be, shall consider to be for the protection of the holders of the applicable Notes issued pursuant to the BATIF Indenture, including to eliminate one or both prongs of the release provision under “—Guarantees—Release”, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under the BATIF Indenture permitting the enforcement of all or any of the several remedies provided in the BATIF Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default; • modify the restrictions on, and procedures for, resale and other transfers of the applicable Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; • cure any ambiguity or to correct or supplement any provision contained in the BATIF Indenture, the Notes, or the Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the BATIF Indenture, the Notes or the Guarantees as the Issuer, any Guarantor or the Trustee may deem necessary or desirable and which will not, in the opinion of the Issuer, adversely affect the interests of the holders of the applicable Notes in any material respect; • issue an unlimited aggregate principal amount of Notes under the BATIF Indenture or to “reopen” the applicable series of Notes and create and issue additional notes having substantially identical terms and conditions as the applicable Notes (or in all respects except as to issue price, 44 denomination, rate of interest, Maturity Date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such officer’s certificate or supplemental indenture relating thereto) so that the additional notes are consolidated and form a single series with the outstanding applicable Notes; and • evidence the addition of any new Guarantor of the Notes and the BATIF Indenture, or the release of any Guarantor from its obligations with respect to the Notes and the BATIF Indenture, pursuant to the terms of the BATIF Indenture. With Consent of Noteholders The BATIF Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under the BATIF Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, to enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of the BATIF Indenture, the Notes and the Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the holders of the applicable Notes; provided, that no such supplemental indenture may, without the consent of the holder of each of the Notes so affected: • change the stated maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note, or reduce the amount of principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the provisions of the BATIF Indenture; or • reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon; or • change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto; or change the obligation of the Issuer or any Guarantor, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note); or • impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note; or • reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose holders is required for any such supplemental indenture; or • reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend the BATIF Indenture or any such Note or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of, or all accrued and unpaid interest on, any Note to be due and payable,

45 provided that no consent of any holder of any applicable Note shall be necessary to permit the Trustee, the Issuer and each Guarantor to execute supplemental indentures as described under “—Without Consent of Noteholders” above. Any modifications, amendments or waivers to the BATIF Indenture or to the conditions of the applicable Notes will be conclusive and binding on all holders of the applicable Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the applicable Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note. Prescription Under New York’s statute of limitations, any legal action upon the Notes in respect of interest or principal must be commenced within six years after the payment thereof is due. Notice Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register; provided, no such mailing will be required so long as any Global Notes representing the Notes are held in their entirety on behalf of the Depositary or a clearing system, or any of its participants, as there may be substituted for the mailing of notice to holders of Notes described above the delivery of the relevant. Such notices will be deemed to have been given on the date of such mailing; notices to the Depositary or a clearing system, and (if applicable) its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the Depositary or a clearing system, and (if applicable) its participants. Listing The BATIF Notes are listed on the New York Stock Exchange. Consent to Service Each of the Issuer and the non-U.S. Guarantors has initially designated BATCAP as its authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of its obligations under the BATIF Indenture, the supplemental indenture and the BATIF Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and the Guarantors will irrevocably submit (but for these purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Governing Law The BATIF Indenture, the Notes and the Guarantees are, and any applicable supplemental indentures shall be, governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof. 46 Regarding the Trustee and Agents Citibank, N.A. is the trustee under the BATIF Indenture. Citibank, N.A. is appointed by the Issuer to act as registrar, transfer agent, calculation agent and initial paying agent for the BATIF Notes. The Issuer can change the registrar, transfer agent, calculation agent or paying agent without prior notice to the holders of the BATIF Notes. The address of Citibank, N.A., as paying agent, is Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, NY 10013. From time to time, Citibank, N.A. and its respective affiliates perform various other services for the BAT Group and its affiliates (including acting as a lender under one or more of the BAT Group’s lending facilities from time to time). The BATIF Indenture contains limitations on the rights of the trustee, if it becomes a creditor of the Issuer or any Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined in the TIA), it must either eliminate its conflict within 90 days or resign. The BATIF Indenture provides that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such BATIF Indenture. During the continuance of an Event of Default of which the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the BATIF Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. D. Description of the Notes Issued Under the 2019 BATCAP Indenture The following is a summary of the material provisions of the 2019 BATCAP Indenture (as described below), the applicable supplemental indentures and the Notes. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the 2019 BATCAP Indenture, the applicable supplemental indenture or under “—Certain Definitions”. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the 2019 BATCAP Indenture, the applicable supplemental indentures and those terms made a part of the 2019 BATCAP Indenture and/or applicable supplemental indentures by reference to the TIA. GENERAL The 4.625% Notes due 2033 (the “2033 4.625% Notes”), 5.350% Notes due 2032 (the “2032 5.350% Notes”), 5.625% Notes due 2035 (the “2035 Notes”), 6.250% Notes due 2055 (the “2055 Notes”), 5.834% Notes due 2031 (the “2031 5.834% Notes”), the 6.000% Notes due 2034 (the “2034 Notes”), 6.343% Notes due 2030 (the “2030 6.343% Notes”), the 6.421% Notes due 2033 (the “2033 6.421% Notes”), the 7.079% Notes due 2043 (the “2043 Notes”), the 7.081% Notes due 2053 (the “2053 Notes”), the 7.750% Notes due 2032 (the “2032 7.750% Notes”), the 4.742% Notes due 2032 (the “2032 4.742% Notes”), the 5.650% Notes due 2052 (the “2052 Notes”), the 2.259% Notes due 2028 (the “2028 Notes”), the 2.726% Notes due 2031 (the “2031 2.726% Notes”), the 3.734% Notes due 2040 (the “2040 Notes”), the 3.984% Notes due 2050 (the “2050 3.984% Notes”), the 4.700% Notes due 2027 (the “2027 4.700% Notes”), the 4.906% Notes due 2030 (the “2030 4.906% Notes”), the 5.282% Notes due 2050 (the “2050 5.282% Notes”), the 3.215% Notes due 2026 (the “2026 Notes”), the 3.462% Notes due 2029 (the “2029 3.462% Notes”) and the 4.758% Notes due 2049 (the “2049 Notes” and, together with the 2033 4.625% Notes, the 2032 5.350% Notes, the 2035 Notes, the 2055 Notes, the 2031 5.834% Notes, the 2034 Notes, the 2030 6.343% Notes, the 2033 6.421% Notes, the 2043 Notes, the 2053 Notes, the 2032 7.750% Notes, the 2032 4.742% Notes, the 2052 Notes, the 2028 Notes, the 2031 2.726% Notes, the 2040 Notes, the 2050 3.984% Notes, the 2027 4.700% Notes, the 2030 4.906% Notes, the 2050 5.282% Notes, the 2026 47 Notes and the 2029 3.462% Notes, the “BATCAP Notes”) were issued by B.A.T Capital Corporation (“BATCAP” or the “Issuer”). In this “Description of the Notes Issued Under the 2019 BATCAP Indenture”, we refer to each series of the BATCAP Notes as a “series” of BATCAP Notes. The 2033 4.625% Notes will mature on March 22, 2033. The 2032 5.350% Notes will mature on August 15, 2032. The 2035 Notes will mature on August 15, 2035. The 2055 Notes will mature on August 15, 2055. The 2031 5.834% Notes will mature on February 20, 2031. The 2034 Notes will mature on February 20, 2034. The 2030 6.343% Notes will mature on August 2, 2030. The 2033 6.421% Notes will mature on August 2, 2033. The 2043 Notes will mature on August 2, 2043. The 2053 Notes will mature on August 2, 2053. The 2032 7.750% Notes will mature on October 19, 2032. The 2032 4.742% Notes will mature on March 16, 2032. The 2052 Notes will mature on March 16, 2052. The 2028 Notes will mature on March 25, 2028. The 2031 2.726% Notes will mature on March 25, 2031. The 2040 Notes will mature on September 25, 2040. The 2050 3.984% Notes will mature on September 25, 2050. The 2027 4.700% Notes will mature on April 2, 2027. The 2030 4.906% Notes will mature on April 2, 2030. The 2050 5.282% Notes will mature on April 2, 2050. The 2026 Notes will mature on September 6, 2026. The 2029 3.462% Notes will mature on September 6, 2029. The 2049 Notes will mature on September 6, 2049. The BATCAP Notes were issued in registered form and treated as twenty-three separate series of debt securities and were each issued under a separate supplemental indenture to the indenture dated as of September 6, 2019 (as amended or supplemented from time to time, the “2019 BATCAP Indenture”) by and among BATCAP, as Issuer, British American Tobacco p.l.c. (“BAT” or the “Parent”), B.A.T. International Finance p.l.c. (“BATIF”), B.A.T. Netherlands Finance B.V. (“BATNF”) and, unless its guarantee is released in accordance with the 2019 BATCAP Indenture, Reynolds American Inc. (“RAI”), each as a guarantor, Citibank, N.A., as trustee (the “Trustee”), authentication agent, registrar, transfer agent, calculation agent and initial paying agent (in such several capacities under the 2019 BATCAP Indenture, the “Authentication Agent”, “Registrar”, “Transfer Agent”, “Calculation Agent” and “Paying Agent”, respectively). Each guarantee in respect of the BATCAP Notes is referred to herein as a “Guarantee” and each entity that provides a Guarantee is referred to herein as a “Guarantor”. In this “Description of the Notes Issued Under the 2019 BATCAP Indenture”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book-entry interest in any BATCAP Notes. PRINCIPAL, MATURITY AND INTEREST The obligations of the Issuer under the BATCAP Notes and 2019 BATCAP Indenture are fully and unconditionally guaranteed on a joint and several and senior and unsecured basis by each of the Parent, BATIF, BATNF and, unless its guarantee is released in accordance with the 2019 BATCAP Indenture, RAI. The BATCAP Notes were issued in the following aggregate principal amounts, with outstanding aggregate principal amounts as of December 31, 2025 and maturity dates as follows:2 48 Series of BATCAP Notes Initial aggregate principal amount Outstanding aggregate principal amount Maturity date 2033 4.625% Notes $750,000,000 $750,000,000 March 22, 2033 2032 5.350% Notes $1,000,000,000 $1,000,000,000 August 15, 2032 2035 Notes $1,000,000,000 $1,000,000,000 August 15, 2035 2055 Notes $500,000,000 $500,000,000 August 15, 2055 2031 5.834% Notes $850,000,000 $850,000,000 February 20, 2031 2034 Notes $850,000,000 $850,000,000 February 20, 2034 2030 6.343% Notes $1,000,000,000 $1,000,000,000 August 2, 2030 2033 6.421% Notes $1,250,000,000 $1,250,000,000 August 2, 2033 2043 Notes $750,000,000 $750,000,000 August 2, 2043 2053 Notes $1,000,000,000 $1,000,000,000 August 2, 2053 2032 7.750% Notes $600,000,000 $600,000,000 October 19, 2032 2032 4.742% Notes $900,000,000 $900,000,000 March 16, 2032 2052 Notes $600,000,000 $600,000,000 March 16, 2052 2028 Notes $1,750,000,000 $1,750,000,000 March 25, 2028 2031 2.726% Notes $1,250,000,000 $1,250,000,000 March 25, 2031 2040 Notes $750,000,000 $405,565,000 September 25, 2040 2050 3.984% Notes $1,000,000,000 $312,962,000 September 25, 2050 2027 4.700% Notes $900,000,000 $900,000,000 April 2, 2027 2030 4.906% Notes $1,000,000,000 $1,000,000,000 April 2, 2030 2050 5.282% Notes $500,000,000 $500,000,000 April 2, 2050 2026 Notes $1,000,000,000 $1,000,000,000 September 6, 2026 2029 3.462% Notes $500,000,000 $500,000,000 September 6, 2029 2049 Notes $1,000,000,000 $1,000,000,000 September 6, 2049 Interest The Notes bear interest per annum as follows: Series of BATCAP Notes Interest rate per annum 2033 4.625% Notes 4.625% 2032 5.350% Notes 5.350% 2035 Notes 5.625% 2055 Notes 6.250% 2031 5.834% Notes 5.834% 2034 Notes 6.000% 2030 6.343% Notes 6.343% 2033 6.421% Notes 6.421% 2043 Notes 7.079% 2053 Notes 7.081% 2032 7.750% Notes 7.750% 2032 4.742% Notes 4.742% 2052 Notes 5.650% 2028 Notes 2.259% 2031 2.726% Notes 2.726% 2040 Notes 3.734% 2050 3.984% Notes 3.984% 2027 4.700% Notes 4.700% 2030 4.906% Notes 4.906% 2050 5.282% Notes 5.282%

49 2026 Notes 3.215% 2029 3.462% Notes 3.462% 2049 Notes 4.758% The BATCAP Notes will bear interest from the date of the initial issuance of such BATCAP Notes or from the most recent interest payment date to which interest has been paid or provided for, payable semi- annually in arrear on each series’ respective Interest Payment Dates (as defined in the table below) of each year, commencing on each series’ respective Initial Interest Payment Date (as defined in the table below) until each series’ respective maturity date, unless previously purchased and cancelled or redeemed by the Issuer, to the person in whose name any such BATCAP Note is registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”) notwithstanding any transfer or exchange of such BATCAP Notes subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, and the applicable grace period shall have expired, such defaulted interest may at the option of the Issuer be paid to the persons in whose names such outstanding BATCAP Notes are registered at the close of business on a subsequent Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Issuer to the holders of such BATCAP Notes, not less than 15 days preceding such subsequent Record Date. Series of BATCAP Notes Interest Payment Dates Initial Interest Payment Date 2033 4.625% Notes March 22 and September 22 March 22, 2026 2032 5.350% Notes August 15 and February 15 August 15, 2025 2035 Notes August 15 and February 15 August 15, 2025 2055 Notes August 15 and February 15 August 15, 2025 2031 5.834% Notes August 20 and February 20 August 20, 2024 2034 Notes August 20 and February 20 August 20, 2024 2030 6.343% Notes February 2 and August 2 February 2, 2024 2033 6.421% Notes February 2 and August 2 February 2, 2024 2043 Notes February 2 and August 2 February 2, 2024 2053 Notes February 2 and August 2 February 2, 2024 2032 7.750% Notes April 19 and October 19 April 19, 2023 2032 4.742% Notes March 16 and September 16 September 16, 2022 2052 Notes March 16 and September 16 September 16, 2022 2028 Notes March 25 and September 25 March 25, 2021 2031 2.726% Notes March 25 and September 25 March 25, 2021 2040 Notes March 25 and September 25 March 25, 2021 2050 3.984% Notes March 25 and September 25 March 25, 2021 2027 4.700% Notes April 2 and October 2 October 2, 2020 2030 4.906% Notes April 2 and October 2 October 2, 2020 2050 5.282% Notes April 2 and October 2 October 2, 2020 2026 Notes March 6 and September 6 March 6, 2020 2029 3.462% Notes March 6 and September 6 March 6, 2020 50 2049 Notes March 6 and September 6 March 6, 2020 Interest is computed on the basis of a 360-day year consisting of twelve 30-day months, or in the case of an incomplete month, the number of days elapsed. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith. A “Business Day” refers to any day which is not, in London or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close. Form and Denomination The BATCAP Notes of each series were issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and were issued initially as global notes representing the BATCAP Notes of each series (collectively, the “Global Notes”). The Global Notes were (i) registered in the name of the Depositary or the nominee of such Depositary, in each case for the credit to an account of a member of, or direct or indirect participant in, the Depositary; and (ii) delivered to Citibank, N.A. as custodian for such Depositary. Further Issues The aggregate principal amount of notes (including each series of BATCAP Notes) issuable under the 2019 BATCAP Indenture (the “Notes”) is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, issue Notes of a new series or “reopen” any series of the Notes (including any series of BATCAP Notes) and create and issue additional Notes having substantially identical terms and conditions as the then-outstanding Notes of a series (or in all respects except as to issue date, issue price and the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an officer’s certificate or any supplemental indenture relating thereto) so that the additional Notes are consolidated and form a single series of Notes with the outstanding Notes of such series, as the case may be, provided that if the additional Notes are not fungible with the outstanding Notes of the relevant series for United States Federal income tax purposes, the additional Notes will have separate CUSIPs, ISINs, or other identifying numbers. Status of the Notes and Guarantees The BATCAP Notes are unsecured and unsubordinated obligations of the Issuer and rank pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the Issuer (except those obligations preferred by statute or operation of law). Each Guarantor fully and unconditionally guarantees, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the BATCAP Notes (and the payment of additional amounts described under “ —Additional Amounts” below) and other obligations under the 2019 BATCAP Indenture when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each Guarantee is an unsecured and unsubordinated obligation of the respective Guarantor and rank pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such Guarantor (except those obligations preferred by statute or operation of law). The Issuer and each Guarantor are subject to a negative pledge with respect to certain types of indebtedness, which are discussed in “ —Covenants of the Issuer and the Guarantors— Negative Pledge”. 51 Guarantees Release The 2019 BATCAP Indenture and the applicable supplemental indentures provide, that, without the consent of the Trustee or the Noteholders, any Guarantor that is a subsidiary of the Parent (a “Subsidiary Guarantor”), other than BATIF and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes issued pursuant to the 2019 BATCAP Indenture (including the BATCAP Notes), (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its Guarantee of the Notes (including the BATCAP Notes), (C) any debt that is being refinanced at substantially the same time that the Guarantee of the Notes (including the BATCAP Notes) is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among the Parent and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of the Parent. As of the date of this summary, RAI is the only Subsidiary Guarantor to which the above provision is relevant. Under the EMTN Programme, RAI’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which the Subsidiary Guarantor is an obligor does not exceed 10% of the outstanding long-term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements, as evidenced by a certificate to such effect addressed to the trustee under the EMTN Programme and signed by a director of BAT. Additional Amounts Each of the Parent, BATIF and BATNF will make payments pursuant to the applicable Guarantee without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom (in the case of a payment by the Parent or BATIF) or The Netherlands (in the case of a payment by BATNF), including in each case any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. If any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, such Guarantor will pay to the holder such additional amounts (“Additional Amounts”) as will result in the receipt by the holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that no Guarantor shall be required to pay any Additional Amounts for or on account of: (a) any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, 52 national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Note or Guarantee, as the case may be; (b) any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period; (c) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; (d) any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee; (e) any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes; (f) any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof (“FATCA Withholding”); or (g) any combination of the Taxes described in clauses (a) through (f) above. In addition, in the case of the 2033 4.625% Notes, the 2032 5.350% Notes, the 2035 Notes, the 2055 Notes, the 2031 5.834% Notes, the 2034 Notes, the 2030 6.343% Notes, the 2033 6.421% Notes, the 2043 Notes, the 2053 Notes, the 2032 7.750% Notes, the 2032 4.742% Notes, the 2052 Notes, the 2028 Notes, the 2031 2.726% Notes, the 2040 Notes, the 2050 3.984% Notes, the 2027 4.700% Notes, the 2030 4.906% Notes, and the 2050 5.282% Notes, no Guarantor shall be required to pay any Additional Amounts for or on account of any taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.

53 Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any Note, or to any payment pursuant to a Guarantee will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. Redemption The Notes are subject to optional redemption by the Issuer as described below under “—Optional Redemption”. The Notes are also subject to optional redemption by the Issuer in the event of certain changes in tax laws applicable to payments in respect of the Notes as described below under “— Redemption for Tax Reasons”. Optional Redemption of the 2033 4.625% Notes, 2032 5.350% Notes, 2035 Notes, 2055 Notes, 2031 5.834% Notes, 2034 Notes, 2030 6.343% Notes, 2033 6.421% Notes, 2043 Notes, 2053 Notes, 2032 7.750% Notes, 2032 4.742% Notes and 2052 Notes (the “post-2021 BATCAP Notes”) The Issuer may redeem the post-2021 BATCAP Notes, in whole or in part, at the Issuer’s option, at any time and from time to time before the applicable Par Call Date (as defined below), at a redemption price equal to the greater of (x) 100% of the principal amount of the series of post-2021 BATCAP Notes to be redeemed and (y) the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus, in the case of each respective series of post-2021 BATCAP Notes as follows: 2033 4.625% Notes 15 basis points 2032 5.350% Notes 20 basis points 2035 Notes 25 basis points 2055 Notes 30 basis points 2031 5.834% Notes 25 basis points 2034 Notes 30 basis points 2030 6.343% Notes 35 basis points 2033 6.421% Notes 40 basis points 2043 Notes 45 basis points 2053 Notes 50 basis points 2032 7.750% Notes 50 basis points 2032 4.742% Notes 40 basis points 2052 Notes 50 basis points together with, in each case, accrued and unpaid interest on the principal amount of the post-2021 BATCAP Notes to be redeemed to, but excluding, the Redemption Date. If the Issuer elects to redeem a series of post-2021 BATCAP Notes on or after the applicable Par Call Date, the Issuer will pay an amount equal to 100% of the principal amount of the post-2021 BATCAP Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. In connection with such optional redemption the following defined terms apply: • Par Call Date means (i) January 22, 2033 with respect to any 2033 4.625% Notes (two months prior to the maturity date of the 2033 4.625% Notes), (ii) June 15, 2032 with respect to any 2032 5.350% Notes (two months prior to the maturity date of the 2032 5.350% Notes), (iii) May 15, 54 2035 with respect to any 2035 Notes (three months prior to the maturity of the 2035 Notes), (iv) February 15, 2055 with respect to any 2055 Notes (six months prior to the maturity date of the 2055 Notes), (v) December 20, 2030 with respect to any 2031 5.834% Notes (two months prior to the maturity date of the 2031 5.834% Notes), (vi) November 20, 2033 with respect to any 2034 Notes (three months prior to the maturity date of the 2034 Notes), (vii) June 2, 2030 with respect to any 2030 6.343% Notes (two months prior to the maturity date of the 2030 6.343% Notes), (viii) May 2, 2033 with respect to any 2033 6.421% Notes (three months prior to the maturity date of the 2033 6.421% Notes), (ix) February 2, 2043 with respect to any 2043 Notes (six months prior to the maturity date of the 2043 Notes), (x) February 2, 2053 with respect to any 2053 Notes (six months prior to the maturity date of the 2053 Notes), (xi) July 19, 2032 with respect to any 2032 7.750% Notes (three months prior to the maturity date of the 2032 7.750% Notes), (xii) December 16, 2031 with respect to any 2032 4.742% Notes (three months prior to the maturity date of the 2032 4.742% Notes) and (xiii) September 16, 2051 with respect to any 2052 Notes (six months prior to the maturity date of the 2052 Notes). • Remaining Scheduled Payments means, with respect to each post-2021 BATCAP Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the relevant Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such post-2021 BATCAP Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, that Redemption Date. • Treasury Rate means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs: (1) The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date. (2) If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal 55 to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Notice of any optional redemption will be given in accordance with the 2019 BATCAP Indenture (as supplemented by the supplemental indentures pursuant to which the post-2021 BATCAP Notes were issued) at least 10 days but not more than 60 days before the Redemption Date to each holder of the post- 2021 BATCAP Notes to be redeemed. Any redemption may, at the Issuer’s sole discretion, be subject to the satisfaction of one or more conditions precedent. In the event of a conditional redemption, the notice of conditional redemption shall reflect and specify the conditions to the redemption. Once the notice of redemption is delivered, post-2021 BATCAP Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date. If less than all the post-2021 BATCAP Notes of a series are to be redeemed, in the case of a redemption at the Issuer’s option as discussed in this section, the post-2021 BATCAP Notes to be redeemed shall be selected in accordance with applicable procedures of DTC. Upon presentation of any post-2021 BATCAP Note redeemed in part only, the Issuer will execute and upon receipt of a written direction from the Issuer, the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new post-2021 BATCAP Note of authorized denominations in principal amount equal to the unredeemed portion of the post-2021 BATCAP Note so presented. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Optional Redemption of the 2028 Notes, 2031 2.726% Notes, 2040 Notes, 2050 3.984% Notes, 2027 4.700% Notes, 2030 4.906% Notes, 2050 5.382% Notes, 2026 Notes, 2029 3.462% Notes and 2049 Notes (the “pre-2022 BATCAP Notes”) The Issuer may redeem the pre-2022 BATCAP Notes, in whole or in part, at the Issuer’s option, at any time and from time to time before the applicable Par Call Date (as defined below), at a redemption price equal to the greater of (x) 100% of the principal amount of the series of pre-2022 BATCAP Notes to be redeemed and (y) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of 56 twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus, in the case of each respective series of pre-2022 BATCAP Notes as follows: 2028 Notes 30 basis points 2031 2.726% Notes 35 basis points 2040 Notes 35 basis points 2050 3.984% Notes 40 basis points 2027 4.700% Notes 50 basis points 2030 4.906% Notes 50 basis points 2050 5.282% Notes 50 basis points 2026 Notes 30 basis points 2029 3.462% Notes 30 basis points 2049 Notes 45 basis points together with, in each case, accrued and unpaid interest on the principal amount of the pre-2022 BATCAP Notes to be redeemed to, but excluding, the Redemption Date. If the Issuer elects to redeem a series of the pre-2022 BATCAP Notes on or after the applicable Par Call Date, the Issuer will pay an amount equal to 100% of the principal amount of the pre-2022 BATCAP Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In connection with such optional redemption the following defined terms apply: • Comparable Treasury Issue means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable pre-2022 BATCAP Notes to the relevant Par Call Date. • Comparable Treasury Price means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the applicable pre-2022 BATCAP Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. • Independent Investment Banker means one of the Reference Treasury Dealers (as defined below) appointed by the Issuer to act as the “Independent Investment Banker”. • Par Call Date means (i) January 25, 2028, with respect to any 2028 Notes (two months prior to the maturity date of the 2028 Notes), (ii) December 25, 2030, with respect to any 2031 2.726% Notes (three months prior to the maturity date of the 2031 2.726% Notes), (iii) March 25, 2040, with respect to any 2040 Notes (six months prior to the maturity date of the 2040 Notes), (iv) March 25, 2050, with respect to any 2050 3.984% Notes (six months prior to the maturity date of the 2050 3.984% Notes), (v) February 2, 2027 with respect to any 2027 4.700% Notes (two months prior to the maturity date of the 2027 4.700% Notes), (vi) January 2, 2030 with respect to any 2030 4.906% Notes (three months prior to the maturity date of the 2030 4.906% Notes), (vii) October 2, 2049 with respect to any 2050 5.282% Notes (six months prior to the maturity date of the 2050 5.282% Notes), (viii) July 6, 2026 with respect to any 2026 Notes (two months prior to the maturity date of the 2026 Notes), (ix) June 6, 2029 with respect to any 2029 3.462% Notes

57 (three months prior to the maturity date of the 2029 3.462% Notes) and (x) March 6, 2049 with respect to any 2049 Notes (six months prior to the maturity date of the 2049 Notes). • Reference Treasury Dealer means, in case of the 2028 Notes, the 2031 2.726% Notes, the 2040 Notes and the 2050 3.984% Notes, each of BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, NatWest Markets Securities Inc. and SG Americas Securities, LLC and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuer, in case of the 2027 4.700% Notes, the 2030 4.906% Notes and the 2050 5.282% Notes, each of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and Mizuho Securities USA LLC and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuer, and in case of the 2026 Notes, the 2029 3.462% Notes, and the 2049 Notes, each of BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer. • Reference Treasury Dealer Quotation means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day immediately preceding that Redemption Date. • Remaining Scheduled Payments means, with respect to each pre-2022 BATCAP Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the relevant Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such pre-2022 BATCAP Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date. • Treasury Rate means, with respect to any Redemption Date, the rate per annum equal to the semi- annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. Notice of any optional redemption will be given in accordance with the 2019 BATCAP Indenture at least 10 days but not more than 30 days before the Redemption Date to each holder of the Notes to be redeemed. Any redemption may, at the Issuer’s sole discretion, be subject to the satisfaction of one or more conditions precedent. In the event of a conditional redemption, the notice of conditional redemption shall reflect and specify the conditions to the redemption. Once the notice of redemption is delivered, pre- 2022 BATCAP Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date. 58 If less than all the pre-2022 BATCAP Notes of a series are to be redeemed, in the case of a redemption at the Issuer’s option as discussed in this section, the pre-2022 BATCAP Notes to be redeemed shall be selected in accordance with applicable procedures of DTC. Upon presentation of any pre-2022 BATCAP Note redeemed in part only, the Issuer will execute and upon receipt of a written direction from the Issuer, the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new pre-2022 BATCAP Note of authorized denominations in principal amount equal to the unredeemed portion of the pre-2022 BATCAP Note so presented. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Trustee and any agent shall be entitled to rely on such calculation. Redemption for Tax Reasons Each series of Notes (including each series of BATCAP Notes) is also redeemable by the Issuer, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest (including any Additional Amounts) to the applicable date fixed for such redemption pursuant to the terms of the 2019 BATCAP Indenture or such series of Notes (the “Redemption Date”) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below): (i) the Issuer or any Guarantor, in accordance with the terms of the applicable Notes or applicable Guarantee, has, or would, become obligated to pay any Additional Amounts to the Holders of the Notes of that series; (ii) in the case of any Guarantor, (A) the Parent would be unable, for reasons outside its control, to procure payment by the Issuer or any other Guarantor or (B) the procuring of such payment by the Issuer and each such other Guarantor would be subject to withholding Taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent or the Issuer, taking reasonable measures available to it. In such case, the Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in “ —Notice” below, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided that (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due; and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer’s right to redeem the applicable Notes shall continue as long as the Issuer or any Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee: (i) an officer’s certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing, selected by the Issuer or any Guarantor, as applicable, with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law. For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the first date of issuance of Notes of such series; or (ii) if the Issuer or any Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases its 59 assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to the Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction. General On or before any Redemption Date (as defined above), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the BATCAP Notes to be redeemed on such date. On and after any Redemption Date, interest will cease to accrue on the BATCAP Notes or any portion thereof called for redemption. Maturity Unless previously purchased or redeemed by the Issuer, and cancelled, the principal amount of each respective series of BATCAP Notes shall mature on: Series of BATCAP Notes Maturity date 2033 4.625% Notes March 22, 2033 2032 5.350% Notes August 15, 2032 2035 Notes August 15, 2035 2055 Notes August 15, 2055 2031 5.834% Notes February 20, 2031 2034 Notes February 20, 2034 2030 6.343% Notes August 2, 2030 2033 6.421% Notes August 2, 2033 2043 Notes August 2, 2043 2053 Notes August 2, 2053 2032 7.750% Notes October 19, 2032 2032 4.742% Notes March 16, 2032 2052 Notes March 16, 2052 2028 Notes March 25, 2028 2031 2.726% Notes March 25, 2031 2040 Notes September 25, 2040 2050 3.984% Notes September 25, 2050 2027 4.700% Notes April 2, 2027 2030 4.906% Notes April 2, 2030 2050 5.282% Notes April 2, 2050 2026 Notes September 6, 2026 60 2029 3.462% Notes September 6, 2029 2049 Notes September 6, 2049 in an amount equal, in each case, to their principal amount, with accrued and unpaid interest to, but excluding, such date. Covenants of the Issuer and the Guarantors Reacquisition There is no restriction on the ability of the Issuer to purchase or repurchase BATCAP Notes, provided, that any BATCAP Notes so repurchased shall be cancelled and not reissued. Sinking Fund There is no provision for a sinking fund for any of the Notes. Certain Definitions Set forth below is a summary of certain of the defined terms used in the BATCAP Notes, the 2019 BATCAP Indenture and the applicable supplemental indentures. You should refer to the BATCAP Notes, the 2019 BATCAP Indenture and applicable supplemental indentures for the full definition of all defined terms as well as any other terms used herein for which no definition is provided. “Dollar” or “$” means United States Dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts. “EMTN Programme” means the Euro Medium Term Note Programme to which BATCAP, BATIF and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time. “Original Issue Discount Note” means any Note that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and Treasury Regulations promulgated thereunder and any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes. “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. “Quoted Borrowing” means any indebtedness which: (i) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (ii) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is sold or subscribed by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (iii) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world.

61 Covenants of the Issuer and the Guarantors Negative Pledge The 2019 BATCAP Indenture provides that so long as any of the Notes (including any of the BATCAP Notes) remains outstanding, neither the Issuer nor any Guarantor will secure or allow to be secured any Quoted Borrowing issued by the Issuer or any Guarantor or any payment under any guarantee by any of them of any such Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the holders of the Notes than the security given as aforesaid or which shall be approved by consent of the holders of not less than 75% in aggregate principal amount of the Notes at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of the Notes. Limitation on Mergers, Consolidations, Amalgamations and Combinations Under the 2019 BATCAP Indenture, so long as any of the Notes (including any of the BATCAP Notes) remains outstanding thereunder, neither the Issuer nor any Guarantor may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of the Issuer, any successor person assumes the Issuer’s obligations on the Notes (including the BATCAP Notes) and under the 2019 BATCAP Indenture and, in the case of any Guarantor, any successor person assumes such Guarantor’s obligations on the Guarantee and under the 2019 BATCAP Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States or any State thereof, the United Kingdom, The Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the Notes (including the BATCAP Notes) or Guarantees (as applicable) imposed by the jurisdiction (other than the United States, unless otherwise required by clause (i) of this paragraph) in which such successor person is incorporated or otherwise a resident for tax purposes subject to the exceptions described under “—Additional Amounts” (for the avoidance of doubt, solely to the extent such successor person is the Issuer, changes will be made to the 2019 BATCAP Indenture as are necessary to obligate the Issuer to pay such Additional Amount); and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or any Guarantor which would not be permitted by the Notes of a series or under the 2019 BATCAP Indenture, the Issuer or any Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes of such series equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby. The limitation on mergers, consolidations, amalgamations and combinations described in this section “— Limitation on Mergers, Consolidations, Amalgamations and Combinations” shall not apply to any consolidation, merger, amalgamation or combination in which the Issuer or any Guarantor is the surviving corporation except that, in such case, the provisions of (ii) and (v) above shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or 62 assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or any Guarantor which would not be permitted by the Notes or under the 2019 BATCAP Indenture, the Issuer or any Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby. The 2019 BATCAP Indenture does not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or any Guarantor except as provided above. Upon certain mergers or consolidations involving the Issuer or any Guarantor, or upon certain sales or conveyances of all or substantially all of the assets of the Issuer or any Guarantor, the obligations of the Issuer or such Guarantor, under the applicable Notes or the applicable Guarantee, shall be assumed by the person formed by such merger or consolidation or which shall have acquired such assets and upon such assumptions such person shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and then the Issuer or such Guarantor will (except in the case of a lease) be relieved of all obligations and covenants under the 2019 BATCAP Indenture, the Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the 2019 BATCAP Indenture, also refer to any such successors or assigns so substituted. Although there is a limited body of case law interpreting the phrase “entirety or substantially as an entirety”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “entirety or substantially as an entirety” of the Issuer’s assets and its subsidiaries taken as a whole. Events of Default Each of the following events shall be an “Event of Default” with respect to any series of the Notes (including any series of the BATCAP Notes): (i) Non-Payment: default is made in the payment of: (a) any installment of interest (excluding Additional Amounts) upon any applicable Note as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days or more; (b) applicable Additional Amounts as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days; or (c) all or any part of the principal or premium, if any, of any applicable Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and there is a continuance of such default for a period of three days; (ii) Breach of Other Obligations: the Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the applicable Notes or the 2019 BATCAP Indenture (other than those described in paragraph (i) above) which is not remedied within 30 days (unless a longer period is specified in the 2019 BATCAP Indenture) after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Notes; (iii) Cross-Default: (a) any other present or future indebtedness for borrowed money of the Issuer or any Guarantor, other than the Notes issued by the Issuer, becomes due and 63 payable prior to its stated maturity by reason of any default or event of default in respect thereof by the Issuer or any Guarantor and remains unpaid; or (b) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (c) the Issuer or any Guarantor fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in clauses (a), (b) and (c) of this paragraph (iii) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25% of the Total Equity of the Parent, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of the Parent and its subsidiaries in the Parent’s most recent annual report; (iv) Cessation of Guarantees: any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the 2019 BATCAP Indenture, including as described above under “—Guarantees—Release”) or any Guarantor denies or disaffirms in writing its obligations under the 2019 BATCAP Indenture or Guarantee; (v) Enforcement Proceedings: a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the Issuer or any Guarantor which is substantial in relation to the BAT Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment; (vi) Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable against all or substantially all of the assets of the Issuer or any Guarantor, and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) and is not discharged within 45 days; (vii) Insolvency: the Issuer or any Guarantor is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Section 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the Issuer; (viii) Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any Guarantor, or the Issuer or any Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or 64 (ix) Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (vii) and (viii). The 2019 BATCAP Indenture provides that if an Event of Default occurs and is continuing with respect to the Notes of any series then outstanding, then and in each and every such case (other than certain Events of Default specified in paragraphs (vii), (viii) and (ix) above with respect to the Issuer or any Guarantor), unless the principal of all the Notes of such series shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes of such affected series then outstanding, by notice in writing to the Issuer, each Guarantor and the Trustee, may declare the entire principal amount of all Notes of such series and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any holder. If certain Events of Default described in paragraph (vii), (viii) or (ix) above occur with respect to the Issuer or any Guarantor and are continuing with respect to a series of Notes, the principal amount of and accrued and unpaid interest on all the Notes of such series issued pursuant to the 2019 BATCAP Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series, by written notice to the Issuer, each Guarantor and the Trustee, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon. The holders of a majority in aggregate principal amount of any series of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, subject to certain limitations to be specified in the 2019 BATCAP Indenture, including providing to the Trustee indemnity satisfactory to it. An Event of Default with respect to any series of Notes would not necessarily constitute an event of default with respect to the other series of Notes. The 2019 BATCAP Indenture provides that notwithstanding the foregoing provisions described under “—Events of Default”, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Note is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the Issuer or any Guarantor for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or such Guarantor (a “Conversion Event”), the Issuer and the Guarantor will be entitled to satisfy its obligations to Holders of the Notes by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Issuer or the Guarantor making such payment, as the case may be, based on the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under the 2019 BATCAP Indenture. Promptly after the occurrence of a Conversion Event, the Issuer or the relevant Guarantor shall give written notice thereof to the Trustee and to the Paying Agent; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in the 2019 BATCAP Indenture to the Holders of the relevant series of Notes. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Issuer or the Guarantor making such payment, as the case may be, shall give

65 notice in the manner provided in the 2019 BATCAP Indenture to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments. No holder of the Notes of a series will have any right to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the 2019 BATCAP Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the 2019 BATCAP Indenture (except suits for the enforcement of payment of overdue principal or interest) unless (1) the holder of a Note gives to the Trustee written notice of a continuing Event of Default, (2) the holders of at least 25% in principal amount of the outstanding Notes of such series have made a written request to the Trustee to institute such proceeding as Trustee, (3) the holder or holders of Notes offer, and if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and (5) during such 60-day period the holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with the request. The holder of a Note may not use the 2019 BATCAP Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders). Satisfaction and Discharge The 2019 BATCAP Indenture provides that BAT may, subject to satisfying certain conditions, discharge certain obligations to the holders of Notes of any series of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee or Paying Agent, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the 2019 BATCAP Indenture have been complied with. Legal Defeasance and Covenant Defeasance The 2019 BATCAP Indenture provides that the Issuer will have the option either (a) to be deemed (together with each Guarantor) to have paid and discharged the entire indebtedness represented by, and obligations under, a series of Notes and the applicable Guarantees and to have satisfied all the obligations under the 2019 BATCAP Indenture relating to the series of Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) to cease (together with each Guarantor) to be under any obligation to comply with the covenants described above under “ —Covenants of the Issuer and the Guarantors—Negative Pledge”, “—Covenants of the Issuer and the Guarantors— Limitation on Mergers, Consolidations, Amalgamations and Combinations”, and non-compliance with such covenants and the occurrence of all events described above under “—Events of Default” will not give rise to any Event of Default under the 2019 BATCAP Indenture, at any time after the applicable conditions described below have been satisfied. In order to exercise either defeasance option, the Issuer must (i) deposit with the Trustee, irrevocably in money or Government Obligations (as defined in the 2019 BATCAP Indenture), funds sufficient in the opinion of a certified public accounting firm of national reputation for the payment of principal of and interest on the applicable outstanding Notes of any series to and including the Redemption Date 66 irrevocably designated by the Issuer on or prior to the date of deposit of such money or Government Obligations, and must (ii) comply with certain other conditions, including delivering to the Trustee an opinion of U.S. counsel to the effect that beneficial owners of the applicable Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of the exercise of such option and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of clause (a) in the previous paragraph, which opinion must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change in the applicable U.S. Federal income tax laws after the date of issuance of the relevant Notes. Modification and Waiver Without Consent of Noteholders The 2019 BATCAP Indenture contains provisions permitting the Issuer, the Guarantors and the Trustee, without the consent of the holders of any of the applicable Notes at any time outstanding, from time to time and at any time, to enter into a supplemental indenture amending or supplementing such 2019 BATCAP Indenture, the Notes or the Guarantees in order to: • convey, transfer, assign, mortgage or pledge to the holders of the applicable Notes or any person acting on their behalf as security for the applicable Notes any property or assets; • evidence the succession of another person to the Issuer or any Guarantor, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or any Guarantor, as the case may be, pursuant to the 2019 BATCAP Indenture; • evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable; • add to the covenants of, or the restrictions, conditions or provisions applicable to, the Issuer and any Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer and any Guarantor, as the case may be, shall consider to be for the protection of the holders of the applicable Notes issued pursuant to the 2019 BATCAP Indenture, including to eliminate one or both prongs of the release provision under “—Guarantees—Release”, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under the 2019 BATCAP Indenture permitting the enforcement of all or any of the several remedies provided in the 2019 BATCAP Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default; • modify the restrictions on, and procedures for, resale and other transfers of the applicable Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; • cure any ambiguity or to correct or supplement any provision contained in the 2019 BATCAP Indenture, the Notes, or the Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the 2019 BATCAP Indenture, the Notes or the Guarantees as the Issuer, any 67 Guarantor or the Trustee may deem necessary or desirable and which will not, in the opinion of the Issuer, adversely affect the interests of the holders of the applicable Notes in any material respect; • issue an unlimited aggregate principal amount of Notes under the 2019 BATCAP Indenture or to “reopen” the applicable series of Notes and create and issue additional notes having substantially identical terms and conditions as the applicable Notes (or in all respects except as to issue price, denomination, rate of interest, Maturity Date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such officer’s certificate or supplemental indenture relating thereto) so that the additional notes are consolidated and form a single series with the outstanding applicable Notes; and • evidence the addition of any new Guarantor of the Notes and the 2019 BATCAP Indenture, or the release of any Guarantor from its obligations with respect to the Notes and the 2019 BATCAP Indenture, pursuant to the terms of the 2019 BATCAP Indenture. With Consent of Noteholders The 2019 BATCAP Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under the 2019 BATCAP Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, to enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of the 2019 BATCAP Indenture, the Notes and the Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the holders of the applicable Notes; provided, that no such supplemental indenture may, without the consent of the holder of each of the Notes so affected: • change the stated maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note, or reduce the amount of principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the provisions of the 2019 BATCAP Indenture; or • reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon; or • change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto; or change the obligation of the Issuer or any Guarantor, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note); or • impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note; or • reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose holders is required for any such supplemental indenture; or • reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend the 2019 BATCAP Indenture or any such Note or to waive any future compliance or past 68 default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of, or all accrued and unpaid interest on, any Note to be due and payable, provided that no consent of any holder of any applicable Note shall be necessary to permit the Trustee, the Issuer and each Guarantor to execute supplemental indentures as described under “—Without Consent of Noteholders” above. Any modifications, amendments or waivers to the 2019 BATCAP Indenture or to the conditions of the applicable Notes will be conclusive and binding on all holders of the applicable Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the applicable Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note. Prescription Under New York’s statute of limitations, any legal action upon the Notes in respect of interest or principal must be commenced within six years after the payment thereof is due. Notice Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register; provided, no such mailing will be required so long as any Global Notes representing the Notes are held in their entirety on behalf of the Depositary or a clearing system, or any of its participants, as there may be substituted for the mailing of notice to holders of Notes described above the delivery of the relevant. Such notices will be deemed to have been given on the date of such mailing; notices to the Depositary or a clearing system, and (if applicable) its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the Depositary or a clearing system, and (if applicable) its participants. Listing The BATCAP Notes are listed on the New York Stock Exchange. Consent to Service Each of the non-U.S. Guarantors has initially designated BATCAP as its authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of its obligations under the 2019 BATCAP Indenture, the supplemental indentures and the Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and the Guarantors will irrevocably submit (but for these purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

69 Governing Law The 2019 BATCAP Indenture, the Notes and the Guarantees are, and any applicable supplemental indentures shall be, governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof. Regarding the Trustee and Agents Citibank, N.A. is the trustee under the 2019 BATCAP Indenture. Citibank, N.A. is appointed by the Issuer to act as registrar, transfer agent, calculation agent and initial paying agent for the Notes. The address of Citibank, N.A., as paying agent, is Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, NY 10013. From time to time, Citibank, N.A. and its respective affiliates perform various other services for the BAT Group and its affiliates (including acting as a lender under one or more of the BAT Group’s lending facilities from time to time). The 2019 BATCAP Indenture contains limitations on the rights of the trustee, if it becomes a creditor of Issuer or any Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined in the TIA), it must either eliminate its conflict within 90 days or resign. The 2019 BATCAP Indenture provides that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such 2019 BATCAP Indenture. During the continuance of an Event of Default of which the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the 2019 BATCAP Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. E. Description of the Notes Issued Under the 2017 BATCAP Indenture The following is a summary of the material provisions of the 2017 BATCAP Indenture (as described below) and the Notes. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the 2017 BATCAP Indenture or under “—Certain Definitions”. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the 2017 BATCAP Indenture and those terms made a part of the 2017 BATCAP Indenture by reference to the TIA. GENERAL The 3.557% Notes due 2027 (the “3.557% Notes”), the 4.390% Notes due 2037 (the “4.390% Notes”), the 4.540% Notes due 2047 (the “4.540% Notes” and, together with the 3.557% Notes and the 4.390% Notes, the “Notes”) were issued by B.A.T Capital Corporation (“BATCAP” or the “Issuer”). In this “Description of the Notes Issued Under the 2017 BATCAP Indenture”, we refer to each series of the Notes as a “series” of Notes. The 3.557% Notes will mature on August 15, 2027. The 4.390% Notes will mature on August 15, 2037. The 4.540% Notes will mature on August 15, 2047. The Notes were issued in registered form and treated as three separate series of debt securities under an indenture dated as of August 15, 2017 (as supplemented by the supplemental indenture no. 1, dated as of 70 September 28, 2018, and as further amended or supplemented from time to time, the “2017 BATCAP Indenture”). The 2017 BATCAP Indenture is by and among BATCAP, as Issuer, British American Tobacco p.l.c. (“BAT” or the “Parent Guarantor”), B.A.T. International Finance p.l.c. (“BATIF”), British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”), B.A.T. Netherlands Finance B.V. (“BATNF” and, together with BATHTN, the “Dutch Guarantors”), and, unless its guarantee is released in accordance with the 2017 BATCAP Indenture, Reynolds American Inc. (“RAI”), each as a guarantor, Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A., London Branch as paying agent, registrar, transfer agent and calculation agent (in such capacity, “Paying Agent”, “Registrar”, “Transfer Agent” or “Calculation Agent”, respectively). Citibank, N.A., New York Branch replaced Citibank, N.A., London Branch as paying agent, registrar, transfer agent and calculation agent on October 16, 2018. Each entity that provides a guarantee in respect of the Notes is referred to herein as a “Guarantor”. In this “Description of the Notes Issued Under the 2017 BATCAP Indenture”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book- entry interest in any Notes. PRINCIPAL, MATURITY AND INTEREST The obligations of the Issuer under the Notes and 2017 BATCAP Indenture are fully and unconditionally guaranteed on a senior and unsecured basis by each of the Parent Guarantor, the Dutch Guarantors, BATIF and RAI. The Notes were issued in the following aggregate principal amounts, with outstanding aggregate principal amounts as of December 31, 2025 and maturity dates as follows: 3 Series of Notes Initial aggregate principal amount Outstanding aggregate principal amount Maturity date 3.557% Notes $3,500,000,000 $2,273,000,000 August 15, 2027 4.390% Notes $2,500,000,000 $2,500,000,000 August 15, 2037 4.540% Notes $2,500,000,000 $2,113,807,000 August 15, 2047 Interest The Notes bear interest per annum and have maturity dates as follows: Series of Notes Interest rate per annum Maturity date 3.557% Notes 3.557% August 15, 2027 4.390% Notes 4.390% August 15, 2037 4.540% Notes 4.540% August 15, 2047 The 3.557% Notes, the 4.390% Notes and the 4.540% Notes bear interest from the most recent interest payment date to which interest has been paid or provided, payable semi-annually in arrear on February 15 and August 15 of each year (each, an “Interest Payment Date”) until their respective maturity date, unless 71 previously purchased or redeemed by BATCAP, to the person in whose name any, 3.557% Note, 4.390% Note or 4.540% Note, as applicable, is registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”) notwithstanding any transfer or exchange of such Notes subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent BATCAP shall default in the payment of the interest due on such Interest Payment Date, and the applicable grace period shall have expired, such defaulted interest may at the option of BATCAP be paid to the persons in whose names the outstanding Notes are registered at the close of business on a subsequent Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Issuer to the holders (which term means registered holders) of the 3.557% Notes, 4.390% Notes or 4.540% Notes, as applicable, not less than 15 days preceding such subsequent Record Date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months, or in the case of an incomplete month, the number of days elapsed. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith. A “Business Day” refers to any day which is not, in London or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close. FORM AND DENOMINATION The Notes were issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes were issued as Global Notes. FURTHER ISSUES The aggregate principal amount of Notes issuable under the 2017 BATCAP Indenture is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, “reopen” any series of the Notes and create and issue additional notes having identical terms and conditions as the 3.557% Notes, the 4.390% Notes and the 4.540% Notes, as the case may be (or in all respects except for the issue date, issue price, the payment of interest accruing prior to the issue date of such additional notes and/or the first payment of interest following the issue date of such additional notes) so that the additional notes are consolidated and form a single series of Notes with the Notes, as the case may be (a “Further Issue”), provided that if the additional notes are not fungible with the Notes for United States federal income tax purposes, the additional notes will have separate CUSIPs, ISINs, or other identifying numbers. STATUS OF THE NOTES AND GUARANTEES The Notes are unsecured and unsubordinated obligations of the Issuer and rank pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the Issuer (except those obligations preferred by statute or operation of law). Each Guarantor fully and unconditionally guaranteed, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the Notes (and the payment of additional amounts described under “ —Payment of Additional Amounts” below) and other obligations under the 2017 BATCAP Indenture when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each Guarantee is an unsecured and unsubordinated obligation of the respective Guarantor and ranks pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such Guarantor (except those obligations preferred by statute or operation of law). The Issuer and each Guarantor are subject to a negative pledge 72 with respect to certain types of indebtedness, which are discussed in “ —Covenants of the Issuer and the Guarantors—Negative Pledge” below. GUARANTEES Release The 2017 BATCAP Indenture provides that, without the consent of the Trustee or the Noteholders, a Guarantor that is a subsidiary of the Parent Guarantor (a “Subsidiary Guarantor”), other than BATIF and the Dutch Guarantors, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes issued pursuant to the 2017 BATCAP Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, (C) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among the Parent Guarantor and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of the Parent Guarantor. As of the date of this summary, RAI is the only Subsidiary Guarantor to which the above provision is relevant. Under the EMTN Programme, a Subsidiary Guarantor’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which the Subsidiary Guarantor is an obligor does not exceed 10% of the outstanding long term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements, as evidenced by a certificate to such effect addressed to the trustee under the EMTN Programme and signed by a director of BAT. ADDITIONAL AMOUNTS The Issuer or, if applicable, each Guarantor, will make payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the applicable Guarantee, as the case may be, without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge whatsoever imposed, assessed, levied or collected (“Taxes”) by or for the account of the United States, the United Kingdom (in the case of a payment by the Parent Guarantor or BATIF), The Netherlands (in the case of a payment by a Dutch Guarantor) or any other jurisdiction through which payment is made by or on behalf of the Issuer or, if applicable, such Guarantor (or any political subdivision thereof or any authority thereof having the power to tax) (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. If the Issuer or, if applicable, any Guarantor, is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, the Issuer or, if applicable, such Guarantor, will pay to the holder of a Note such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder will not be less than the amount such holder would have received if such Taxes had not been

73 withheld or deducted; provided, however, that amounts with respect to any United States Tax shall be payable only to holders that are not United States persons (within the meaning of the Code); and provided further, that neither the Issuer nor such Guarantor shall be required to pay any Additional Amounts for or on account of: (i) any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Guarantee, as the case may be; (ii) any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30- day period; (iii) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; (iv) any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee; (v) any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the holder or the beneficial owner of the applicable Note or Guarantee to (A) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the holder or the beneficial owner or its connection with the Relevant Taxing Jurisdiction or (B) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of the Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes; (vi) any Taxes imposed by reason of the holder or the beneficial owner of the applicable Note or Guarantee being or having been considered a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions); (vii) any Taxes imposed on interest received by a 10-percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code (or any amended or successor provisions); (viii) any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions); 74 (ix) any Taxes imposed pursuant to Section 871(h)(6) or Section 881(c)(6) of the Code (or any amended or successor provisions); (x) any Taxes imposed by reason of the holder or the beneficial owner of the applicable Note or Guarantee being or having been a personal holding company, passive foreign investment company or controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax; (xi) any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof; or (xii) any combination of the Taxes described in (i) through (xi) above. In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or any premium or interest on, any of the applicable Notes or Guarantees to any holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the holder of the applicable Notes or Guarantees. Unless otherwise stated, references in any context to the payment of principal of, and any premium or interest on, any Note, or any payment pursuant to the Guarantees, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. REDEMPTION The Notes are subject to optional redemption by the Issuer as described below under “—Optional Redemption”. The Notes will be subject to optional redemption by the Issuer in the event of certain changes in tax laws applicable to payments in respect of the Notes as described below under “ —Redemption for Tax Reasons”. Optional Redemption The Issuer may redeem the Notes, in whole or in part, at the Issuer’s option, at any time and from time to time before the applicable Par Call Date, for all series of Notes at a redemption price equal to the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus, in the case of each respective series of Notes as follows: 3.557% Notes 20 basis points 4.390% Notes 25 basis points 4.540% Notes 30 basis points 75 together with, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the Redemption Date. If the Issuer elects to redeem the 3.557% Notes, 4.390% Notes or the 4.540% Notes on or after the applicable Par Call Date (as defined below), the Issuer will pay an amount equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In connection with such optional redemption the following defined terms apply: • Comparable Treasury Issue means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to, the remaining term of the 3.557% Notes, 4.390% Notes or the 4.540% Notes, as the case may be, to the relevant Par Call Date. • Comparable Treasury Price means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the applicable Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. • Independent Investment Banker means one of the Reference Treasury Dealers (as defined below) appointed by the Issuer to act as the “Independent Investment Banker”. • Par Call Date means (i) May 15, 2027, with respect to any 3.557% Notes (three months prior to the maturity date of the 3.557% Notes), (ii) February 15, 2037, with respect to any 4.390% Notes (six months prior to the maturity date of the 4.390% Notes) and (iii) February 15, 2047, with respect to any 4.540% Notes (six months prior to the maturity date of the 4.540% Notes). • Reference Treasury Dealer means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer. • Reference Treasury Dealer Quotation means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day immediately preceding that Redemption Date. • Remaining Scheduled Payments means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the relevant Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with 76 respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date. • Treasury Rate means, with respect to any Redemption Date, the rate per annum equal to the semi- annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. Notice of any optional redemption will be given in accordance with “ —Notice” below at least 10 days but not more than 30 days before the Redemption Date to each holder of the Notes to be redeemed. If less than all the Notes of any series are to be redeemed, in the case of a redemption at the Issuer’s option as discussed in this section, the Notes to be redeemed shall be selected in accordance with applicable procedures of DTC. Redemption for Tax Reasons Each series of Notes is also redeemable by the Issuer, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest to the applicable Redemption Date (including any Additional Amounts) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below): (i) the Issuer or a Guarantor, in accordance with the terms of the applicable Notes or applicable Guarantee, has, or would, become obligated to pay any Additional Amounts to the holders or beneficial owners of the Notes of that series; (ii) in the case of a Guarantor, (A) the Parent Guarantor would be unable, for reasons outside its control, to procure payment by the Issuer or any other Guarantor or (B) the procuring of such payment by the Issuer and each such other Guarantor would be subject to withholding taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent Guarantor or the Issuer, taking reasonable measures available to it. In such case, the Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in “ —Notice” below, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided, that, (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer’s right to redeem the applicable Notes shall continue as long as the Issuer or a Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee: (i) an officer’s certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing, selected by the Issuer or any Guarantor, as applicable, with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law. For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after August 15, 2017; or (ii) if the Issuer or a Guarantor consolidates,

77 merges, amalgamates or combines with, or transfers or leases its assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to the Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction. General Upon presentation of any Note redeemed in part only, the Issuer will execute and the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented. On or before any Redemption Date (as defined above), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Trustee and any agent shall be entitled to rely on such calculation. On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. MATURITY Unless previously purchased or redeemed by the Issuer, and cancelled, the principal amount of each respective series of Notes shall mature on: Series of Notes Maturity date 3.557% Notes August 15, 2027 4.390% Notes August 15, 2037 4.540% Notes August 15, 2047 in an amount equal, in each case, to their principal amount, with accrued and unpaid interest to such date. REACQUISITION There is no restriction on the ability of the Issuer to purchase or repurchase Notes, provided, that any Notes so repurchased shall be cancelled and not reissued. SINKING FUND There is no provision for a sinking fund for any of the Notes. 78 CERTAIN DEFINITIONS Set forth below is a summary of certain of the defined terms used in the Notes and the 2017 BATCAP Indenture. You should refer to the Notes and the 2017 BATCAP Indenture for the full definition of all defined terms as well as any other terms used herein for which no definition is provided. “EMTN Programme” means the Euro Medium Term Note Programme to which BATIF, BATCAP, BATHTN and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent Guarantor, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time. “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. “Quoted Borrowing” means any indebtedness which: (a) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (b) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (c) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world. COVENANTS OF THE ISSUER AND THE GUARANTORS Negative Pledge The 2017 BATCAP Indenture provides that so long as any of the applicable Notes remains outstanding, neither the Issuer nor any Guarantor will secure or allow to be secured any Quoted Borrowing or any payment under any guarantee by any of them of any Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the holders of the applicable Notes than the security given as aforesaid or which shall be approved by consent of the holders of not less than 75% in aggregate principal amount of the applicable Notes at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of the applicable Notes. Limitation on Mergers, Consolidations, Amalgamations and Combinations So long as any of the applicable Notes remain outstanding, neither the Issuer nor any Guarantor may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of the Issuer, any successor person assumes the Issuer’s obligations on the applicable Notes and under the 2017 BATCAP Indenture and, in the case of any Guarantor, any successor person assumes such Guarantor’s obligations on the applicable Guarantee and under the 2017 BATCAP Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become 79 an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States, the United Kingdom, The Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts imposed by the jurisdiction in which such successor person is incorporated or otherwise a resident for tax purposes or through which payments are made and resulting therefrom or otherwise; and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or a Guarantor which would not be permitted by the applicable Notes or under the 2017 BATCAP Indenture, the Issuer or any Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby. The limitation on mergers, consolidations, amalgamations and combinations described in this section “ — Limitation on Mergers, Consolidations, Amalgamations and Combinations” shall not apply to any consolidation, merger, amalgamation or combination in which the Issuer or applicable Guarantor is the surviving corporation except that, in such case, the provisions of (ii) and (v) above shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or a Guarantor which would not be permitted by the applicable Notes or under the 2017 BATCAP Indenture, the Issuer or any Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby. The 2017 BATCAP Indenture does not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or any Guarantor except as provided above. Upon certain mergers or consolidations involving the Issuer or a Guarantor, or upon certain sales or conveyances of the properties of the Issuer or a Guarantor, the obligations of the Issuer or such Guarantor, under the applicable Notes or the applicable Guarantee, shall be assumed by the person formed by such merger or consolidation or which shall have acquired such property and upon such assumptions such person shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and then the Issuer or such Guarantor will be relieved from all obligations under the Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the 2017 BATCAP Indenture, also refer to any such successors or assigns so substituted. Although there is a limited body of case law interpreting the phrase “entirety or substantially as an entirety”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “entirety or substantially as an entirety” of the Issuer’s assets and its subsidiaries taken as a whole. EVENTS OF DEFAULT The following will be Events of Default (each an “Event of Default”) with respect to the applicable Notes: 80 (i) Non-Payment: default is made in the payment of: (a) any installment of interest (excluding Additional Amounts) upon any applicable Note as and when the same shall become due and payable, and continuance of such default for a period of 14 days or more; (b) applicable Additional Amounts as and when the same shall become due and payable, and continuance of such default for a period of 14 days; or (c) all or any part of the principal or premium, if any, of any applicable Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and continuance of such default for three days; (ii) Breach of Other Obligations: the Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the applicable Notes or the 2017 BATCAP Indenture (other than those described in paragraph (i) above) which is not remedied within 30 days after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Notes; (iii) Cross-Default: (a) any other present or future indebtedness for borrowed money of the Issuer or any Guarantor, other than the Notes issued by the Issuer, becomes due and payable prior to its stated maturity by reason of any default or event of default in respect thereof by the Issuer or any Guarantor and remains unpaid; or (b) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (c) the Issuer or any Guarantor fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in (a), (b) and (c) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25% of the Total Equity of the Parent Guarantor, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of the Parent Guarantor and its subsidiaries in the Parent Guarantor’s most recent Annual Report; (iv) Cessation of Guarantees: any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the 2017 BATCAP Indenture) or any Guarantor denies or disaffirms in writing its obligations under the 2017 BATCAP Indenture or Guarantee; (v) Enforcement Proceedings: a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the Issuer or any Guarantor which is substantial in relation to the BAT Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment; (vi) Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) against all or substantially all of the assets of the Issuer or any Guarantor and is not discharged within 45 days;

81 (vii) Insolvency: the Issuer or any Guarantor is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Sections 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the Issuer; (viii) Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any Guarantor, or the Issuer or any Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or (ix) Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (vii) and (viii). The 2017 BATCAP Indenture provides that if an Event of Default occurs and is continuing with respect to the Notes of a series, then and in each and every such case (other than certain Events of Default specified in paragraphs (vii), (viii) and (ix) above with respect to the Issuer or any Guarantor), unless the principal of all the applicable Notes shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the applicable Notes then outstanding, by notice in writing to the Issuer, each Guarantor and the Trustee, may declare the entire principal amount of all applicable Notes issued pursuant to the 2017 BATCAP Indenture and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any holder. If certain Events of Default described in paragraph (vii), (viii) or (ix) above occur with respect to the Issuer and are continuing, the principal amount of and accrued and unpaid interest on all the applicable Notes issued pursuant to the 2017 BATCAP Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the applicable Notes then outstanding, by written notice to the Issuer, each Guarantor and the Trustee, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon. The holders of a majority in aggregate principal amount of the applicable Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, subject to certain limitations to be specified in the 2017 BATCAP Indenture, including providing to the Trustee indemnity satisfactory to it. An Event of Default with respect to any series of Notes would not necessarily constitute an event of default with respect to the other series of Notes. The 2017 BATCAP Indenture also provides that no holder of any Notes governed by the 2017 BATCAP Indenture may institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the 2017 BATCAP Indenture, or for the appointment of a trustee, receiver, 82 liquidator, custodian or other similar official or for any other remedy under the 2017 BATCAP Indenture (except suits for the enforcement of payment of overdue principal or interest) unless (1) the holder of a Note gives to the Trustee written notice of a continuing Event of Default, (2) the holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy, (3) the holder or holders of Notes offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity and (5) during such 60-day period the holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. The holder of a Note may not use the 2017 BATCAP Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders). SATISFACTION AND DISCHARGE The 2017 BATCAP Indenture provides that BAT may, subject to satisfying certain conditions, discharge certain obligations to the holders of Notes of any series of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee or Paying Agent, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the 2017 BATCAP Indenture have been complied with. LEGAL DEFEASANCE AND COVENANT DEFEASANCE The 2017 BATCAP Indenture provides that the Issuer will have the option either (a) to be deemed (together with each Guarantor) to have paid and discharged the entire indebtedness represented by, and obligations under, a series of Notes and the applicable Guarantees and to have satisfied all the obligations under the 2017 BATCAP Indenture relating to the series of Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) to cease (together with each Guarantor) to be under any obligation to comply with the covenant described above under “ —Covenants of the Issuer and the Guarantors—Negative Pledge” and the condition relating to the absence of any events of default under “—Covenants of the Issuer and the Guarantors—Limitation on Mergers, Consolidations, Amalgamations and Combinations” under the 2017 BATCAP Indenture, and non- compliance with such covenants and the occurrence of all events described above under “ —Events of Default” will not give rise to any Event of Default under the 2017 BATCAP Indenture, at any time after the applicable conditions described below have been satisfied. In order to exercise either defeasance option, the Issuer must (i) deposit with the Trustee or Paying Agent, irrevocably in money or Government Obligations (as defined in the 2017 BATCAP Indenture) funds sufficient in the opinion of a certified public accounting firm of national reputation for the payment of principal of and interest on the applicable outstanding Notes of any series to and including the Redemption Date irrevocably designated by the Issuer on or prior to the date of deposit of such money or Government Obligations, and must (ii) comply with certain other conditions, including delivering to the Trustee an opinion of U.S. counsel to the effect that beneficial owners of the applicable Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of 83 such option and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of clause (a) in the previous paragraph, which opinion must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change of law after August 15, 2017. MODIFICATION AND WAIVER Without Consent of Noteholders The 2017 BATCAP Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, without the consent of the holders of any of the applicable Notes at any time outstanding under such 2017 BATCAP Indenture, from time to time and at any time, to enter into a supplemental indenture amending or supplementing such 2017 BATCAP Indenture, the Notes or the Guarantees in order to: • convey, transfer, assign, mortgage or pledge to the holders of the applicable Notes or any person acting on their behalf as security for the applicable Notes any property or assets; • evidence the succession of another person to the Issuer or any Guarantor, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or any Guarantor, as the case may be, pursuant to the 2017 BATCAP Indenture; • evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable; • add to the covenants of, or the restrictions, conditions or provisions applicable to, the Issuer and any Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer and any Guarantor, as the case may be, shall consider to be for the protection of the holders of the applicable Notes issued pursuant to the 2017 BATCAP Indenture, including to eliminate one or both prongs of the release provision under “—Guarantees—Release”, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under the 2017 BATCAP Indenture permitting the enforcement of all or any of the several remedies provided in the 2017 BATCAP Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default; • if required by the requirements of the SEC, comply with any requirements of the SEC in connection with the qualification of the 2017 BATCAP Indenture under the TIA; • modify the restrictions on, and procedures for, resale and other transfers of the applicable Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; • cure any ambiguity or to correct or supplement any provision contained in the 2017 BATCAP Indenture, the Notes, or the Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the 2017 BATCAP Indenture, the Notes or the Guarantees as the Issuer, any Guarantor or the Trustee may deem necessary or desirable and which will not, in the opinion of 84 the Issuer or any Guarantor, adversely affect the interests of the holders of the applicable Notes in any material respect; • issue an unlimited aggregate principal amount of Notes under the 2017 BATCAP Indenture or to “reopen” the applicable series of Notes and create and issue additional notes having identical terms and conditions as the applicable Notes (or in all respects except for the issue date, issue price, payment of interest accruing prior to the issue date of such additional notes and/or the first payment of interest following the issue date of such additional notes) so that the additional notes are consolidated and form a single series with the outstanding applicable Notes; and • evidence the addition of any new Guarantor of the Notes and the 2017 BATCAP Indenture, or the release of any Guarantor from its obligations with respect to the Notes and the 2017 BATCAP Indenture, in either case pursuant to the terms of the 2017 BATCAP Indenture. With Consent of Noteholders The 2017 BATCAP Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under the 2017 BATCAP Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, to enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of the 2017 BATCAP Indenture, the Notes and the Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the holders of the applicable Notes; provided, that no such supplemental indenture may, without the consent of the holder of each of the Notes so affected: • change the stated maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note; or • reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon; or • change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto; or change the obligation of the Issuer or any Guarantor, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note); or • impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note; or • reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose holders is required for any such supplemental indenture; or • reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend the 2017 BATCAP Indenture or any such Note or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes

85 outstanding necessary to rescind or annul any declaration of the principal of all accrued and unpaid interest on any Note to be due and payable, provided, that no consent of any holder of any applicable Note shall be necessary to permit the Trustee, the Issuer and each of the Guarantors to execute supplemental indenture as described under “ —Without Consent of Noteholders” above. Any modifications, amendments or waivers to the 2017 BATCAP Indenture or to the conditions of the applicable Notes will be conclusive and binding on all holders of the applicable Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the applicable Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note. PRESCRIPTION Under New York’s statute of limitations, any legal action upon the Notes in respect of interest or principal must be commenced within six years after the payment thereof is due. NOTICE Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register; provided, no such mailing shall be required if Notes are held through DTC, as such notice shall be given in accordance with applicable procedures of DTC. Such notices will be deemed to have been given on the date of such publication or mailing. So long as any Global Notes representing the Notes are held in their entirety on behalf of a clearing system, or any of its participants, there may be substituted for the publication and mailing of notice to holders of Notes described above the delivery of the relevant notices to the clearing system, and its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the clearing system, and its participants. LISTING The Notes are listed on the New York Stock Exchange. CONSENT TO SERVICE Each of the non-U.S. Guarantors has initially designated BATCAP as their authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of its obligations under the 2017 BATCAP Indenture and the Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and will irrevocably submit (but for those purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. GOVERNING LAW The 2017 BATCAP Indenture, Notes and Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof. 86 REGARDING THE TRUSTEE AND AGENTS Wilmington Trust, National Association is the trustee under the 2017 BATCAP Indenture. Citibank, N.A., London Branch has been appointed by the Issuer to act as registrar, transfer agent, calculation agent and paying agent for the Notes. Citibank, N.A., New York Branch replaced Citibank, N.A., London Branch as paying agent, registrar, transfer agent and calculation agent on October 16, 2018. From time to time, Citibank, N.A., London Branch, Citibank, N.A., New York Branch and their respective affiliates perform various other services for the BAT and its affiliates. The 2017 BATCAP Indenture contains limitations on the rights of the trustee, if it becomes a creditor of the Issuer or any Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined in the TIA), it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign. The 2017 BATCAP Indenture provides that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such 2017 BATCAP Indenture. During the continuance of an Event of Default of which the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the 2017 BATCAP Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.